                                  OFFICE LEASE



                                     between



                            DEERFIELD HOLDINGS, L.P.
                         a Georgia limited partnership,

                                    Landlord


                                       and


                      INTEGRATED INFORMATION SYSTEMS, INC.,
                             a Delaware corporation,

                                     Tenant


                                __________, 2000

                                  LEASE SUMMARY


DATE:            ___________________, 2000

LANDLORD:        DEERFIELD HOLDINGS, L.P., a Georgia limited partnership

TENANT:          INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation

SUITE NUMBER:    100

PREMISES AND
FLOOR(S):        12,306 square feet of Rentable Area located on the First (1st)
                 Floor
      [SECTION 1.1(b)]

AREA OF THE PREMISES:         FLOOR               USABLE AREA     RENTABLE AREA
                              -----               -----------     -------------
      [SECTION 1.2]
                               1                    10,632           12,306
                    TOTAL                           10,632           12,306
                    -----    ======                 ======           ======


RENTABLE AREA OF THE BUILDING: 101,776  rentable square feet
      [SECTION 1.3(a)]

TENANT'S PERCENTAGE SHARE: 12.09 %
      [SECTION 1.3(b)]


LEASE TERM:             Five (5) years
      [SECTION 2.1
      AND EXHIBIT "E"]

COMMENCEMENT DATE:      June 1, 2000
      [SECTION 2.1]
EXPIRATION DATE:        April 30, 2005
      [SECTION 2.1]

BASE RENTAL:
      [SECTION 3.1]

      Portion          Annual Base   Annual Base   Monthly Base
   of Lease Term       Rental/RSF       Rental        Rental

Year 1                    $20.75     $255,349.56    $21,279.13
     2                    $21.04     $258,918.24    $21,576.52
     3                    $21.33     $262,487.04    $21,873.92
     4                    $21.63     $266,178.84    $22,181.57
     5                    $21.93     $269,870.64    $22,489.22


OPERATING EXPENSES STOP: $6.50 (per square foot of Rentable Area of the
                         Building)

      [SECTION 3.3]

COMMITMENT DEPOSIT:       $21,279.13
      [SECTION 3.4]

SECURITY DEPOSIT:         $ N/A
      [SECTION 3.5]

USE:  [SECTION 5.1]       General office use.

TENANT'S BROKER AND       Carter & Associates
      ADDRESS FOR         1275 Peachtree Street, N.E.
                          Suite 100
      NOTICES:            Atlanta, Georgia 30367
      [SECTION 9.1]       Facsimile: 404-888-3308
                          Attention: John Flack

TENANT'S ADDRESS FOR
      NOTICES:            Integrated Information Systems, Inc.
      [SECTION 9.2(a)]    1560 W. Fountainhead Parkway
                          Suite 200
                          Tempe, Arizona 85282
                          Facsimile: (480)317-8010
                          Attention: Corporate Counsel

      WITH A COPY TO:     Integrated Information Systems, Inc.
                          100 Deerfield Point
                          12725 Morris Road Extension
                          Suite 100
                          Alpharetta, Georgia 30004
                          Attention: Mike Wells

LANDLORD'S ADDRESS FOR    Deerfield Holdings, L.P.
      NOTICES:            50 Glenlake Parkway
      [SECTION 9.2(a)]    Suite 570
                          Atlanta, Georgia 30328
                          Facsimile: 770-395-0069
                          Attention: Ed Bishop

      WITH A COPY TO:     Parker, Hudson, Rainer & Dobbs LLP
                          1500 Marquis Two Tower
                          285 Peachtree Center Avenue, NE
                          Atlanta, Georgia 30303
                          Attention: Kenneth H. Kraft, Esq.
                          Facsimile:  (404)-522-8409

PARKING SPACES:           4 (four) spaces for each 1,000 square feet of Usable Area of the Premises
      [SECTION 9.15]


LANDLORD'S ALLOWANCE:     $21.00 per square foot of Rentable Area of Premises, for total Landlord's
                          Allowance of $258,426.00.
      [EXHIBIT "C" AND
      SECTION 3.02]

                                  OFFICE LEASE

                                TABLE OF CONTENTS



I.     PREMISES AND OTHER DEFINITIONS ....................................................  -  1 -
       1.1      Premises .................................................................  -  1 -
       1.2      Area of the Premises .....................................................  -  2 -
       1.3      Tenant's Percentage Share ................................................  -  2 -
       1.4      "Operating Expenses" .....................................................  -  2 -
       1.5      "Prime Rate" .............................................................  -  4 -
       1.6      "Property Taxes" .........................................................  -  4 -
II.    TERM, ASSIGNMENT AND SUBLETTING ...................................................  -  5 -
       2.1      Term .....................................................................  -  5 -
       2.2      Tenant Acceptance Agreement ..............................................  -  5 -
       2.3      Removal of Tenant's Personal Property ....................................  -  5 -
       2.4      Holding Over .............................................................  -  6 -
       2.5      Assignment and Subleasing ................................................  -  6 -
       2.6      Transfer of Tenants ......................................................  -  8 -
       2.7      Right of Recapture .......................................................  -  8 -
III.   RENT, RENT ADJUSTMENT AND DEPOSITS ................................................  -  8 -
       3.1      Base Rental ..............................................................  -  8 -
       3.2      [INTENTIONALLY DELETED] ..................................................  -  8 -
       3.3      Operating Expenses and Property Taxes ....................................  -  8 -
       3.4      Commitment Deposit .......................................................  - 10 -
       3.5      Security Deposit .........................................................  - 10 -
       3.6      Payments .................................................................  - 10 -
       3.7      Rent for Partial Months ..................................................  - 10 -
IV.    PREPARATION, MAINTENANCE AND REPAIR OF PREMISES ...................................  - 11 -
       4.1      Preparation of the Premises ..............................................  - 11 -
       4.2      Repairs by Tenant ........................................................  - 11 -
       4.3      Repairs by Landlord ......................................................  - 11 -
       4.4      Alterations by Tenant ....................................................  - 11 -
       4.5      Discharge of Liens .......................................................  - 12 -
       4.6      Damage and Destruction ...................................................  - 12 -
       4.7      Eminent Domain ...........................................................  - 14 -
       4.8      Reports of Defects .......................................................  - 14 -
       4.9      Landlord's Right to Enter Premises .......................................  - 14 -
V.     USE AND SERVICES ..................................................................  - 15 -
       5.1      Use ......................................................................  - 15 -
       5.2      Services .................................................................  - 15 -

VI.    COMPLIANCE WITH LAWS ..............................................................  - 17 -
       6.1      Tenant's Compliance with Laws ............................................  - 17 -
       6.2      Rent Control .............................................................  - 17 -
       6.3      Building Alterations .....................................................  - 17 -
       6.4      Taxes Payable by Tenant ..................................................  - 17 -
VII.   INSURANCE, LIABILITY AND INDEMNIFICATION ..........................................  - 18 -
       7.1      Insurance ................................................................  - 18 -
       7.2      Waiver of Subrogation ....................................................  - 18 -
       7.3      Indemnity ................................................................  - 18 -
       7.4      Liability of Landlord ....................................................  - 19 -
       7.5      Limitation of Liability ..................................................  - 20 -
VIII.  EVENT OF DEFAULT AND RELATED REQUIREMENTS .........................................  - 20 -
       8.1      Default and Remedies .....................................................  - 20 -
       8.2      Insolvency or Bankruptcy .................................................  - 24 -
       8.3      Late Payments ............................................................  - 24 -
       8.4      Attorneys' Fees for Collection ...........................................  - 25 -
       8.5      Waiver of Homestead ......................................................  - 25 -
       8.6      No Waiver of Rights ......................................................  - 25 -
IX.    MISCELLANEOUS PROVISIONS ..........................................................  - 25 -
       9.1      Broker ...................................................................  - 25 -
       9.2      Addresses and Notices ....................................................  - 25 -
       9.3      Entire Agreement and Exhibits ............................................  - 26 -
       9.4      Subordination and Attornment .............................................  - 26 -
       9.5      Estoppel Certificate .....................................................  - 27 -
       9.6      Severability .............................................................  - 27 -
       9.7      Captions .................................................................  - 27 -
       9.8      Successors and Assigns ...................................................  - 27 -
       9.9      Georgia Law ..............................................................  - 28 -
       9.10     Time is of the Essence ...................................................  - 28 -
       9.11     Execution ................................................................  - 28 -
       9.12     Force Majeure ............................................................  - 28 -
       9.13     Multiple Tenants .........................................................  - 28 -
       9.14     Mutual Warranty of Authority .............................................  - 28 -
       9.15     Parking Rights ...........................................................  - 28 -
       9.16     No Recordation of Lease ..................................................  - 28 -
       9.17     Hazardous Substances .....................................................  - 29 -
       9.18     Names ....................................................................  - 30 -
       9.19     Shared Communications Services ...........................................  - 30 -
       9.20     Ownership and Management Disclosure ......................................  - 30 -
       9.21     Effect of Lease Termination ..............................................  - 30 -
       9.22     Special Stipulations .....................................................  - 30 -

                              SCHEDULE OF EXHIBITS

EXHIBIT "A": Floor Plan(s)

          ATTACHMENT "A-1" First Refusal Space

          ATTACHMENT "A-2" 200 Building First Refusal Space

EXHIBIT "B": Tenant Acceptance Agreement

EXHIBIT "C": Tenant Improvement Agreement

          ATTACHMENT "C-1" Base Building Condition

          ATTACHMENT "C-2": Schedule for Planning, Pricing and Construction of
                            Tenant Improvements

EXHIBIT "D": Rules and Regulations

EXHIBIT "E": Special Stipulations

                                  OFFICE LEASE



      THIS LEASE AGREEMENT (the "Lease"), dated as of ___________, 2000, made by and between the undersigned Landlord and the undersigned Tenant;


                          W I T N E S S E T H  T H A T:


      Landlord, for and in consideration of the rents, covenants, agreements, and stipulations herein contained, to be paid, kept, and performed by Tenant, has leased and rented, and by these presents hereby leases and rents unto Tenant, and Tenant hereby leases upon the terms and conditions herein contained, the Premises described in Section 1.1(b) below, with no easement for light or air included in the Premises. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord, and Tenant has only a usufruct which is not subject to levy and sale. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder and subject to the terms and provisions hereof, Tenant shall at all times during the Lease Term peacefully and quietly have and enjoy possession of the Premises.

      This Lease shall be applied and construed in a commercially reasonable manner. Whenever herein the consent, approval or concurrence of either Landlord or Tenant shall be required for action or forbearance by the other party, it is agreed that such consent, approval or concurrence shall not be unreasonably withheld, delayed or conditioned, except as to matters specified as being in the discretion or sole discretion of the party from which the consent, approval or concurrence is required. Discretionary consent, approval or concurrence may be withheld, delayed or conditioned without regard to any standard of reasonableness.


                                       I.

                         PREMISES AND OTHER DEFINITIONS


      Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

      1.1 Premises. Terms used in defining Premises are:

            (a) The term "Building" shall mean 100 Deerfield Point, 12725 Morris Road Extension, Alpharetta, Georgia 30004, which consists of a an office building with four (4) floors of office space.

            (b) The term "Premises" shall mean that portion of the Building located on the floor(s) of the Building specified in the Lease Summary, which portion is shown on the floor plan(s) attached hereto as Exhibit "A". Upon any expansion or contraction of the Premises pursuant to the terms of this Lease or other agreement of the parties, the term "Premises" shall be deemed to apply to such space as adjusted by such expansion or contraction.

      1.2 Area of the Premises. Terms used in defining the area of the Premises are:

            (a) The "Rentable Area" of the Premises for all purposes of this Lease shall be the agreed quantity of square footage so designated in the Lease Summary. The "Rentable Area" or any space on any multi-tenant floor of the Building shall be determined by multiplying the Usable Area of such space by a factor of 1.1575 and the "Rentable Area" of any space on any floor of the Building leased entirely to a single tenant shall be determined by multiplying the Usable Area of such space by a factor of 1.1085.

            (b) The "Usable Area" of the Premises for all purposes of this Lease shall be the agreed quantity of square footage so designated in the Lease Summary. The "Usable Area" of the Premises and of the Building shall be the "usable area" thereof as defined and calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996).

      1.3 Tenant's Percentage Share. Terms used in defining Tenant's Percentage Share are:

            (a) The "Rentable Area" of the Building is as set forth in the Lease Summary attached to this Lease.

            (b) Based upon the initial Premises, the term "Tenant's Percentage Share" means and shall be equal to the percentage stated in the Lease Summary. Landlord and Tenant acknowledge that Tenant's Percentage Share has been obtained by dividing the Rentable Area of the Premises by ninety-five percent (95%) of the agreed Rentable Area of the Building, and multiplying the quotient by 100. In the event Tenant's Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises or the Rentable Area of the Building, Tenant's Percentage Share shall thereafter mean the result obtained by using the revised Rentable Area in the foregoing formula. If the Tenant's Percentage Share changes during a calendar year, Tenant's Percentage Share for the calendar year shall be determined on the basis of the number of days during such calendar year at each percentage share.

      1.4 "Operating Expenses" shall mean all costs paid or incurred by Landlord in the management, operation, maintenance, repair and security of the Building and related amenities in a prudent, businesslike and commercially reasonable manner, including, without limitation, the following:

            (a) Costs and expenses for the maintenance and repair of the Building and the personal property used in connection therewith, including, without limitation, (i) the heating, ventilating, and air conditioning equipment, (ii) plumbing and electrical systems, (iii) light bulbs and glass, including replacement thereof, and (iv) elevators.

            (b) Cleaning and janitorial costs and expenses, including window cleaning expenses, for the Building.

      (c) Landscaping and grounds maintenance costs and expenses.

      (d) Utility costs and expenses including, without limitation, those for electricity and other fuels and forms of power or energy, water charges, sewer and waste disposal.

      (e) Costs and expenses of redecorating, repainting, and recarpeting the common areas of the Building; provided, however, that, except as specified in subsections (f) and (j) hereof, the costs of structural changes to the Building which should be capitalized in accordance with sound accounting principles shall not be allocated or charged to the Premises without Tenant's prior written approval.

      (f) Costs of all repairs, alterations, additions, changes, replacements, and other items required by any law or governmental regulation imposed after the date of this Lease including structural changes, regardless of whether such costs, when incurred, are classified as capital expenditures.

      (g) Cost of wages and salaries of all persons engaged in the management, operation, maintenance, repair and security of the Building, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense incurred under the provisions of any collective bargaining agreement, costs of uniforms, and all other costs or expenses which the Landlord pays to or on behalf of employees engaged in the management, operation, maintenance, repair and security of the Building. This item of Operating Expenses shall include, without limitation, executive salaries, expenses, fringe benefits and other compensation to management personnel to the extent reasonably and directly allocable to the management, operation maintenance, repair and security of the Building.

      (h) Charges of any independent contractor which, under contract with the Landlord or its manager or representatives, does any of the work of operating, maintaining, repairing or providing security for the Building.

      (i) All reasonable legal and accounting fees and expenses, including, without limitation, such fees and expenses related to seeking or obtaining reductions in and/or refunds of Property Taxes.

      (j) Amortization over such period of time as Landlord shall reasonably determine, with interest at a rate per annum equal to the greater of (i) the Prime Rate plus two percentage points or (ii) the rate Landlord is paying for funds borrowed for the purpose of financing the capital improvements in question, of capital expenditures for capital improvements made by Landlord after completion of the Building where such capital improvements are for the purpose of, or result in, reducing Operating Expenses.

      (k) Landlord's insurance costs and expenses for all types of insurance carried by Landlord with respect to the Building.

      (l) Security service costs and expenses.

      (m) Management fees and expenses.

      (n) Property Taxes.

      (o) Such other costs, fees and expenses paid by Landlord from time to time, in connection with the management, operation, maintenance, repair and security of the building.

Operating Expenses shall not include (i) depreciation on the Building other than depreciation on exterior window blinds provided by Landlord and carpeting in public corridors and common areas, (ii) tenant improvement costs, (iii) real estate brokers' commissions, (iv) interest and capital items other than those referred to above, and (v) the cost of special services rendered to a particular tenant of the Building, which are payable by such tenant. If the average occupancy level was less than ninety-five (95%) percent of the total Rentable Area of the Building during a calendar year, the actual Operating Expenses (exclusive of Property Taxes for this purpose only) for that calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had ninety-five (95%) percent of the total Rentable Area of the Building been occupied. For purposes of determining Operating Expenses for any calendar year, Property Taxes shall be determined as if the Building were fully assessed, regardless of the actual amount of Property Taxes. Landlord and Tenant acknowledge that certain of the costs of management, operations, maintenance, repair and security of the development from time to time shall be allocated among and shared by the owners of two or more of the buildings in the development (including the Building). The determination of such costs and their allocation shall be made by Landlord in accordance with sound accounting principles. Accordingly, the term "Operating Expenses", as used in this Lease, from time to time shall include some costs, expenses, and taxes enumerated above which were incurred with respect to other buildings in the development but which are allocated to and shared by the Building in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its rights to use other portions of the development of which the Building is a part are those available to the general public and that this Lease does not grant to it additional rights of use.

      1.5 "Prime Rate" shall mean the rate of interest announced from time to time by Wachovia Bank of Georgia, N.A. as its prime rate of interest. An increase or decrease in the Prime Rate shall result in a corresponding increase or decrease in the rate of interest being charged hereunder and shall take effect on the day the increase or decrease in the Prime Rate is made effective. In the event that Wachovia Bank of Georgia, N.A. shall abandon or abolish the practice of publishing the Prime Rate, or should the same become unascertainable, Landlord shall designate a comparable reference rate which shall then be deemed to be the Prime Rate under this Lease.

      1.6 "Property Taxes" shall mean the following: (a) personal property ad valorem taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Building for the operation thereof; (b) real estate ad valorem taxes, assessments, impact fees, sewer charges and transit taxes; and (c) any other federal, state, or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate ad valorem taxes) which may now or hereafter be levied or assessed against the Building and the land underlying the Building or the rents derived from the Building (in the case of special taxes or assessments which may be payable in installments, only the amount of installments paid during a calendar year shall be included in the taxes for that year).

                                       II.
                        TERM, ASSIGNMENT AND SUBLETTING

      2.1 Term. Tenant takes and accepts the Premises from Landlord in their present condition and as suited for the use intended by Tenant, except for such improvements as may be expressly provided for in Section 4.1, for the term described below (the "Initial Lease Term"). The Initial Lease Term shall commence on the date specified in the Lease Summary as the Commencement Date (the "Commencement Date"), the date on which Landlord obtains a temporary or permanent certificate of occupancy (or other documentation permitting legal occupancy of the Premises) for the Premises and shall end at 6:00 p.m. Atlanta local time on the date specified in the Lease Summary as the Expiration Date (the "Expiration Date") (the Initial Lease Term and any and all extensions thereof to be collectively referred to as the "Lease Term") The rental and other payments due hereunder from Tenant (other than payments for tenant improvement work as set forth in the Tenant Improvement Agreement) shall commence on the Commencement Date. If for any reason whatsoever the Premises are not substantially completed by the Commencement Date, or if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any resulting loss or damages. If Landlord is unable to deliver possession of the Premises by the Commencement Date set forth in the Lease Summary for any reason other than delay caused by Tenant (including changes in the Drawings and Specifications), the Commencement Date and the Expiration Date shall both be postponed by the number of days of delivery of possession of the Premises is so delayed. Such deferral shall be Tenant's sole remedy for Landlord's failure to deliver possession of the Premises. Except as aforesaid, no delay of possession shall operate to relieve Tenant of Tenant's obligations to Landlord (including the payment of rent and other amounts) as provided in this Lease. Notwithstanding the foregoing, if possession of the Premises has not been delivered to Tenant within six (6) months following the Commencement Date, for any reason whatsoever, either Landlord or Tenant, at its option at any time thereafter but prior to the delivery of possession, may terminate this Lease by notice to the other, and Landlord and Tenant shall thereupon be released from all obligations under this Lease. Landlord shall be deemed to have delivered possession of the Premises for Tenant's occupancy and Base Rental shall begin accruing upon the later of the following dates to occur
(i) the Commencement Date, or (ii) the date upon which Landlord has notified Tenant in writing that Landlord has obtained a temporary or permanent certificate of occupancy (or other documentation permitting legal occupancy of the Premises) and that the Tenant Improvements are substantially complete, subject only to completion of items customarily classified as "punchlist items" in the construction industry (such date hereinafter referred to as the "Occupancy Date").

      2.2 Tenant Acceptance Agreement. Within thirty (30) days after the Occupancy Date, Tenant shall execute and deliver to Landlord a Tenant Acceptance Agreement in the form attached hereto as Exhibit "B". Tenant may state in such Tenant Acceptance Agreement any defects in the Premises remaining to be repaired or completed by Landlord, and Tenant thereby shall preserve its objection to such listed defects. Tenant shall have waived objection to any defects not so listed in the Tenant Acceptance Agreement except that Tenant shall retain the right to object to latent defects not subject to detection upon reasonable inspection of the Premises prior to occupancy thereof, provided that objections to latent defects not disclosed in writing to Landlord within thirty (30) days subsequent to the Occupancy Date shall be deemed waived.

      2.3 Removal of Tenant's Personal Property. Upon or prior to the termination of this Lease, Tenant shall remove from the Premises and the Building all its personal property (including, without limitation, all wiring and cabling installed by Tenant or its contractors), and peaceably surrender the Premises to Landlord in the same condition as on the Occupancy Date, normal wear and tear excepted. Such property of Tenant not so removed from the Premises or the Building upon the termination of this Lease shall be considered abandoned by Tenant and may be disposed of by Landlord in any manner whatsoever without accounting to Tenant for same or being liable in any way to Tenant for such disposition. Upon surrender of possession of the Premises, Tenant shall deliver to Landlord all keys to the Premises.

      2.4 Holding Over. Tenant may remain in possession of the Premises after the Expiration Date of this Lease for a period of up to three months on the same terms and conditions under the Lease as exist on the Expiration Date (except that Base Rental and Additional Rental for such holdover month shall be increased to one hundred twenty-five percent (125%) of the Base Rental and Additional Rental in effect immediately prior to the Expiration Date), so long as Tenant provides Landlord written notice of such holdover at least six (6) months prior to the Expiration Date. Such notification from Tenant shall have the effect of extending the term of the Lease for the period set forth in the notification, subject to the aforesaid three (3) month limitation; if no length of the extension period is set forth in such notice, then such extension shall be deemed to be for a period of three (3) months. Aside from the foregoing, there shall be no extension or renewal of this Lease by operation of law, and if Tenant remains in possession of the Premises after the termination of this Lease (as it may be extended pursuant to the first sentence of this Section 2.4) without written authorization executed by Landlord and Tenant, but with the acquiescence or consent of Landlord, Tenant shall be deemed to be occupying the Premises under a month-to-month periodic tenancy at a monthly rental equal to one hundred fifty (150%) percent of the Base Rental in effect during the last month of the Lease Term, plus all Additional Rental provided for in this Lease, and otherwise subject to all the covenants and provisions of this Lease insofar as the same are applicable to a month-to-month periodic tenancy. Landlord and Tenant agree that any such periodic tenancy may be terminated by thirty (30) days prior written notice by either party to the other party. If Tenant remains in possession after termination of this Lease (as it may be extended pursuant to the first sentence of this Section 2.4) without Landlord's acquiescence or consent, Tenant thereupon shall be deemed a tenant-at-sufferance subject to summary eviction as provided by law.

      2.5 Assignment and Subleasing.

            (a) Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest thereunder;
      (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) sublease the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any portion thereof by any party other than Tenant; and any attempt to consummate any of the foregoing without Landlord's consent shall be void.

            (b) Notwithstanding anything herein to the contrary, if at any time or from time to time during the Lease Term, Tenant desires to sublease all or a portion of the Premises or assign the Lease, Tenant shall notify Landlord in writing (hereinafter referred to in this Section 2.5 as the "Notice") of the terms of the proposed subleasing or assignment, the identity of the proposed assignee or sublessee, the area proposed to be subleased (if a sublease is proposed), and such other information as Landlord may specify to evaluate Tenant's request. Landlord shall then have the options: (i) to sublease from Tenant such space (hereinafter referred to as "Subject Space") at the same Base Rental and Additional Rental as Tenant is required to pay to Landlord under this Lease for the same space; (ii) to terminate this Lease; or (iii) to review such proposed assignment or sublease for approval or disapproval. The option to sublease, to terminate, or to review, as the case may be, shall be exercisable by Landlord in writing within a period of thirty (30) days after receipt of the Notice; and if Landlord fails to otherwise notify Tenant, Landlord shall be deemed to have elected to review such proposed assignment or sublease for approval or disapproval pursuant to
      Section 2.5(e).

            (c) If Landlord elects to terminate this Lease and the Subject Space constitutes the entire Premises, then this Lease shall terminate on the date set forth in Landlord's notice to Tenant, which termination shall be no earlier than thirty (30) and no later than ninety (90) days after the date of such notice. If the Subject Space does not constitute the entire Premises and Landlord so exercises its option to terminate this Lease with respect to the Subject Space, then this Lease shall remain in full force and effect except that the Base Rental and Tenant's Percentage Share shall be reduced to conform to the reduced Rentable Area of the Premises.

            (d) In the event Landlord exercises the option to sublease the Subject Space, the term of the subleasing from Tenant to Landlord shall be the term set forth in the Notice (which shall not be longer than the then current Lease Term unless Landlord expressly agrees in writing that any extension or renewal option contained in this Lease will apply to such Subject Space) and shall be on such terms and conditions as are contained in this Lease to the extent applicable, except that Landlord shall have the right further to sublease or assign the sublease of Subject Space.

            (e) If Landlord fails to exercise either its option to sublease or its option to terminate within the aforesaid thirty-day period but elects to review the proposed assignment or sublease for approval or disapproval, Tenant shall submit to Landlord within twenty (20) days after said period a copy of the proposed assignment or sublease and such additional information concerning the proposed assignee or sublessee as may be requested by Landlord for Landlord's review. Within thirty-five (35) days subsequent to Landlord's receipt of the proposed assignment or sublease and such requested additional information, Landlord shall approve or disapprove in writing the proposed assignment or sublease and the proposed assignee or sublessee. Failure to so approve or disapprove shall be deemed disapproval by Landlord.

            (f) Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no assignee or sublessee may exercise any expansion option, preemptive right or so-called right of first refusal to lease, or term renewal or extension option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord. Subsequent to an approved assignment or sublease, the original Tenant shall have no right to exercise on behalf of the assignee or sublessee (as to the space assigned or subleased) any expansion option, preemptive right or so-called right of first refusal to lease or term renewal or extension option.

            (g) Tenant agrees to pay, as additional rental, to Landlord, on demand, reasonable costs incurred by Landlord (i) in connection with any request by Tenant for Landlord to consent to any assignment or subleasing by Tenant, and (ii) in providing any services or materials to any assignee or sublessee of Tenant.

            (h) Any transfer or series of transfers resulting in a change in the controlling interest in Tenant (whether Tenant is a corporation, partnership, trust or other entity), whether voluntarily, by operation of law, or otherwise, shall be deemed an assignment of this Lease within the meaning of this Section 2.5.

            (i) If, with the consent of Landlord, this Lease is assigned or the Premises or any part thereof is subleased or occupied by any party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rental and Additional Rental herein reserved, but no such assignment, subleasing, occupancy or collection shall be deemed (i) a waiver of any of Tenant's covenants contained in this Lease, (ii) the acceptance by Landlord of the assignee, subtenant or occupant as Tenant, or (iii) the release of Tenant from further performance by Tenant of its covenants under this Lease.

            (j) Landlord's approval of or consent to an assignment or sublease transaction shall not operate to release Tenant from its liability hereunder, and shall not affect Landlord's rights under this Section 2.5 as to any subsequent proposed assignment or sublease.

            (k) Tenant covenants and agrees to deliver to Landlord one (1) fully executed counterpart of the instruments and documents (including amendments thereto) evidencing any approved assignment or subleasing effected pursuant to this Lease. Such delivery shall be made promptly following the execution of any such instrument or document.

      2.6 Transfer of Tenants. [Intentionally deleted.]

      2.7 Right of Recapture. If the Premises, or any portion thereof, are abandoned or deserted, or are vacated for a period of more than thirty (30) consecutive days, then Landlord may, at its option, either (i) terminate this Lease and cause possession of Premises to be returned to Landlord upon demand, or (ii) terminate this Lease form time to time as to a portion or portions of the Premises and cause such portion or portions of the Premises to be returned to Landlord upon demand, without terminating the Lease as to the balance of the Premises. Following any termination of this Lease as to a portion or portions of the Premises, Tenant shall have no further rights with respect to such portion or portions of the Premises, and shall immediately surrender such portion or portions of the Premises broom-clean, with all people and property of Tenant removed therefrom, and Tenant shall have no further obligation to pay rent with respect to such portion or portions of the Premises, but Tenant shall continue to be liable for all of its obligations under this Lease with respect to such portion or portions of the Premises arising prior to such termination and with respect to all obligations under this Lease relating to those portions of the Premises for which this Lease has not been terminated.

                                      III.
                       RENT, RENT ADJUSTMENT AND DEPOSITS


      3.1 Base Rental. Tenant shall pay to Landlord an annual base rent in monthly installments for and during the Lease Term the amounts specified in the Lease Summary (the "Base Rental"). The monthly installments of Base Rental shall be paid in advance on the first day of every calendar month during the Lease Term.

      3.2 [INTENTIONALLY DELETED]

      3.3 Operating Expenses and Property Taxes. In addition to the Base Rental, Tenant, as additional rental, shall pay, for each calendar year during the Lease Term, Tenant's Percentage Share of the total increase, if any, in Operating Expenses for the calendar year in question over the Operating

Expenses Stop designated in the Lease Summary (provided, however, that for purposes of any partial calendar year during the term of this Lease, the Operating Expense Stop for such partial year shall be a fraction of the Operating Expense Stop designated in the Lease Summary, the numerator of which is the number of days of such calendar year falling within the Lease term, and the denominator of which is 365). The additional rental payable pursuant to this
Section 3.3 (the "Additional Rental") shall be determined and adjusted in accordance with the following procedures:

            (a) During each December of the Lease Term beginning with December 2000, or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of Additional Rental payable under this
      Section 3.3 for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord 1/12 of such estimated amounts together with the Base Rental, provided that if such notice is not given in December Tenant shall continue to pay during the ensuing calendar year on the basis of the amounts payable during the calendar year just ended, until the month after such notice is given. If at any time or times it appears to Landlord that the actual amount payable under this Section 3.3 for the current calendar year will vary from Landlord's estimate by more than 5%, Landlord may revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amounts of Additional Rental payable under this Section 3.3.

            (b) Within one-hundred and twenty (120) days after the close of each calendar year during the Lease Term beginning with calendar year 2000, or as soon after such 120-day period as practicable, Landlord shall deliver to Tenant a statement of the adjustments to be made pursuant to this
      Section 3.3 for the calendar year just ended certified by certified public accountants designated by Landlord, and such statement shall be final and binding upon Landlord and Tenant absent manifest error. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for the calendar year just ended previously made by Tenant, Landlord shall credit such excess to the next payments of Additional Rental coming due pursuant to this Section 3.3 or, if the term of this Lease is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of an event of default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such event of default, and shall not be refunded until any such event of default is cured). If on the basis of such statement Tenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

            (c) If the Lease term shall expire on a day other than the last day of a calendar year, the amount of Additional Rental payable pursuant to this Section 3.3 shall be the product of multiplying the Additional Rental which otherwise would have been payable for the full calendar year by a fraction, the numerator of which is the actual number of days of the calendar year in question included within the Lease Term, and the denominator of which is 365. The expiration of this Lease shall not affect the obligations of Landlord and Tenant pursuant to subsection (b) of this
      Section 3.3 to be performed subsequent to such expiration.

            (d) Landlord agrees to maintain records of Operating Expenses. All such records shall be retained following the furnishing by Landlord to Tenant of Landlord's statement of accounting as to such costs until Tenant's rights under this subsection (d) have been exercised or have expired. Within sixty (60) days after receiving Landlord's statement of adjustment pursuant to Section 3.3(b) above, Tenant, or its permitted representative, shall have the right to examine but not copy Landlord's books and records respecting Operating Expenses at Tenant's sole cost and expense, and Landlord shall reasonably cooperate in any such inspection or audit. Such examination will be upon reasonable prior notice to Landlord and during normal business hours at the office of Landlord's Building Manager or such other place designated by Landlord following Tenant's receipt of the Landlord's statement, and the results of such audit shall be reported to Landlord not later than forty-five (45) days after the date on which such examination commences. The results of such review shall be for the benefit of Landlord and Tenant only, shall be maintained in confidence by Tenant and shall not be disseminated or furnished to any other person or entity. Tenant may use accountants or other professionals to aid Tenant in conducting the audit, but Tenant may not use any accountants or other professionals that are paid on a contingent fee basis or are owned by, affiliated with, employed by or related to any office building landlords or office building management companies or services. If, as a result of Tenant's review, Tenant claims that any particular items were incorrectly included as Operating Expenses or incorrectly reflected as to the amount due under this Lease or Tenant claims any mathematical errors exist in Landlord's statement, Tenant shall give written notice to Landlord within the forty-five (45) day period prescribed above. Said notice shall clearly reflect the reasons for the disagreement and the amount claimed by Tenant as owed from Landlord. Tenant and Landlord shall then meet in an effort to resolve the differences in their respective findings. If Tenant does not commence an examination within the aforesaid 60-day period or does not submit its results to Landlord within the aforesaid 45-day period, Tenant's rights under this subsection (d) respecting Landlord's subject statement of adjustment shall expire and be of no further force or effect.

      3.4 Commitment Deposit. In consideration of the execution of this Lease by Landlord, Tenant has paid to Landlord, and Landlord hereby acknowledges receipt of the Commitment Deposit amount specified in the Lease Summary (the "Commitment Deposit"). Upon Tenant's timely taking possession of the Premises, the Commitment Deposit shall be applied to the monthly installment(s) of Base Rental first becoming due hereunder. Should Tenant fail to take timely possession of the Premises as aforesaid, the Premises having been readied for Tenant's possession as provided in this Lease, the Commitment Deposit shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of Tenant's failure to take possession in a timely manner.

      3.5 Security Deposit. [Intentionally Deleted.]

      3.6 Payments. Tenant shall pay to Landlord all Base Rental, Additional Rental, and all other charges due and owing by Tenant under this Lease without deduction or set off, in legal tender, and at Landlord's address specified in the Lease Summary or as otherwise directed from time to time by Landlord.

      3.7 Rent for Partial Months. A prorated monthly installment, based on a thirty (30) day month, shall be paid in advance (i) on the Commencement Date for any fraction of a month if the Lease Term begins on any day other than the first day of any month and (ii) on the first day of the final month of the Lease Term for any fraction of a month if the Lease Term shall terminate on any day other than the last day of any month.

                                      IV.
                PREPARATION, MAINTENANCE AND REPAIR OF PREMISES


      4.1 Preparation of the Premises.

            (a) Landlord shall construct or install in the Premises the Tenant Improvements, as defined in and to be constructed or installed pursuant to the provisions of the Tenant Improvement Agreement which is attached hereto as Exhibit "C". Landlord and Tenant agree to comply with all of the terms and provisions of the Tenant Improvement Agreement, including, without limitation, the obligation to pay, as Additional Rental, all amounts due Landlord under Section 3 thereof according to the payment procedures contained therein.

            (b) If Tenant causes the Tenant Improvements to exceed in value the value of the Base Building Condition plus Landlord's Allowance for Tenant Improvement Costs (as such terms are defined in the Tenant Improvement Agreement), and if the installment or construction of such Tenant Improvements causes an increase in the ad valorem taxes on the Building, then Tenant shall pay from time to time, as additional rental, any such increase in ad valorem taxes on demand of Landlord.

      4.2 Repairs by Tenant. Tenant shall at its own expense keep the Premises in good repair and tenantable condition and indemnify Landlord against any loss, damage, or expense arising by reason of any failure of Tenant so to keep the Premises in good repair and tenantable condition or due to any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees. If Tenant fails to perform, or cause to be performed, such maintenance and repairs, then at the option of Landlord, in its sole discretion, any such maintenance or repair may be performed or caused to be performed by Landlord and the cost and expense thereof charged to Tenant, and Tenant shall pay the amount thereof to Landlord on demand as additional rental.

      4.3 Repairs by Landlord. Landlord shall maintain in good order and repair, subject to normal wear and tear, casualty to and condemnation of the Building (excluding the Premises and other portions of the Building leased to other tenants), including without limitation, public areas, the parking lot and landscaped areas, elevators, stairs, corridors, common restrooms, the mechanical, plumbing and electrical systems and the structure itself (including the glass exterior surfaces of the Premises). The cost of any such repairs or maintenance to the foregoing necessitated by the intentional acts or omissions, negligence or gross negligence of Tenant, or its agents, employees, contractors, invitees, licensees, tenants or assignees, however, shall be reimbursed by Tenant to Landlord upon demand as additional rental.

      4.4 Alterations by Tenant. Tenant shall make no alterations or additions of any kind in or to the Premises without first obtaining Landlord's prior written consent. Such consent may be granted or withheld in Landlord's sole discretion; provided, however, Landlord agrees it will not unreasonably withhold its consent to cosmetic or non-structural alterations or additions which do not involve structure, walls, floors, Building systems, electrical installations or the obtaining of building permits. Except as may otherwise be agreed by Landlord in writing at the time of granting its consent, all such work, including additions, fixtures, and Tenant Improvements (but excluding moveable office furniture and equipment and other personal property of Tenant) made or placed in or upon the Premises by either Tenant or Landlord shall be and become the Landlord's property at the termination of this Lease by lapse of time or otherwise, all without compensation or payment to Tenant. Approved alterations or additions made by Tenant shall be at the sole expense and liability of Tenant, and Tenant's indemnity in Subsection 7.3(d) hereof shall apply to any contractors engaged by Tenant in connection therewith. Landlord shall have the right to take depreciation with respect to the Tenant Improvements to the extent of the Landlord's Allowance and Tenant shall have the right to take depreciation with respect to Tenant Improvements to the extent that it contributes towards the cost of Tenant Improvements in excess of Landlord's Allowance.

      4.5 Discharge of Liens. Tenant is not authorized to contract for or on behalf of Landlord for work on or the furnishing of materials to the Premises or any other part of the Building. Tenant shall discharge of record by payment, bond or otherwise, within ten (10) days subsequent to the date of its receipt of notice thereof from Landlord, any mechanic's, laborer's or similar lien filed against the Premises or the Building for work or materials claimed to have been furnished at the instance of Tenant. If Tenant shall fail to cause such lien or claim of lien to be so discharged or bonded within such period, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by procuring the discharge of such lien or claim by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien or claim by the claimant and to pay the amount of the judgment, if any, in favor of the claimant, with interest, costs and allowances. Tenant shall pay as additional rental on demand from time to time any sum or sums so paid by Landlord and all costs and expenses incurred by Landlord, including, but not limited to, attorneys' fees in processing such discharge or in defending any such action.

      4.6 Damage and Destruction.

            (a) If the Building or Premises is damaged partially or wholly by fire, the elements, act of God or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty and the Lease Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Lease Term. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty.

            (b) If this Lease is not terminated pursuant to subsection (a) above, then Landlord shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Landlord may elect not to rebuild, and thus terminate this Lease, if such damage occurs during the last year of the Lease Term, regardless of any term renewal option which is unexercised at the date of occurrence of the casualty). Landlord's obligation to restore the Premises under the preceding sentence may be discharged, in Landlord's discretion, by Landlord's restoration of the Premises to Base Building Condition, as defined in Exhibit "C" hereto, and Landlord's payment to Tenant toward restoration of Tenant Improvements of a sum equal to Landlord's Allowance for Tenant Improvement Costs prorated in proportion to the number of square feet of Rentable Area of the Premises damaged, increased in the same proportion as the increase in the CPI from date of initial construction to the date of occurrence of the casualty (in which event Tenant shall effect restoration of Tenant Improvements utilizing the funds so provided by Landlord, which funds, in Landlord's discretion, may be placed in an escrow for disbursement to Tenant and contractors upon completion of the restoration work). In the event that Landlord shall fail to complete such repairs and material restoration within one hundred fifty
      (150) days after the date of such damage and Tenant's use and enjoyment of the Premises is then materially impaired by the uncompleted restoration, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, or because of strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control, or other causes beyond the reasonable control of Landlord, the 150-day period for restoration, repair, or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair, or replace any personal property, equipment or trade fixtures which belong to Tenant.

            (c) If this Lease is not terminated by Landlord pursuant to this
      Section 4.6 and if the Premises are unfit for occupancy in whole or in part following such damage, the Base Rental payable during the period in which the Premises are unfit for occupancy, with respect to the portion unfit for occupancy, shall abate and Tenant's Percentage Share shall be reduced in proportion to the number of square feet of Rentable Area of the premises rendered unusable by such damage; provided, however, that no such abatement and reduction shall be made under the provisions of this subsection (c) in the event such damage shall have been caused through the negligence or willful misconduct of Tenant, its agents, employees, contractors, invitees, licensees, tenants or assignees.

            (d) In the event of any damage or destruction to the Building or the Premises, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant (other than partitions, fixtures, additions and similar improvements), from such portion or all of the Building or the Premises as Landlord shall request and Tenant agrees to indemnify and hold Landlord harmless from any loss, liability, costs, and expenses, including attorneys' fees, arising out of any claim of damage or injury as a result of any alleged failure to secure properly the Premises prior to such removal.

            e) Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord's insurance may be subject to control by the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises or the Building.

            (f) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises or Building requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Lease Term.

            (g) If any such casualty stated in this Section 4.6 occurs, Landlord shall not be liable to Tenant for inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such damage, or from any repair, modification, arranging, or rearranging of any portion of the Premises or any part or all of the Building or for termination of this Lease as provided in this
      Section 4.6.

      4.7 Eminent Domain.

            (a) If all or any substantial part of the Building or of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Lease Term.

            (b) If part of the Building or Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subsection (a) above, this Lease shall not terminate but the Base Rental payable hereunder during the unexpired portion of this Lease and Tenant's Percentage Share shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building and Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under the circumstances.

            (c) Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may, to the extent provided by law, separately claim against and receive from the condemning authority, if legally payable, compensation for Tenant's removal, relocation costs, loss of business, business interruption and loss of trade fixtures, but only if and to the extent no such claim or award therefor will reduce or affect Landlord's awards.

            (d) Notwithstanding anything to the contrary contained in this
      Section 4.7, if during the Lease Term the use or occupancy of any part of the Building or Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all rental payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the term of this Lease.

      4.8 Reports of Defects. Tenant shall report to Landlord immediately in writing any damage to or defective condition in or about the Building or Premises known to Tenant.

      4.9 Landlord's Right to Enter Premises. Tenant shall not change the locks on any entrance to the Premises or install additional locks without Landlord's prior written consent, which consent shall be in Landlord's discretion. Upon Tenant's written request to Landlord, Landlord will make a reasonable change of locks on behalf of Tenant and at Tenant's sole cost and expense. Landlord and its agents, employees and contractors shall have the right to enter the Premises at reasonable times and upon twenty-four (24) hours prior notice to Tenant, except in the event of an emergency, to make necessary repairs, additions, alterations and improvements to the Building, including, without limitation, the erection, use and maintenance of pipes and conduits and repairs to adjacent premises or other premises. Landlord shall also be allowed to take into and through the Premises any and all needed materials that may be required to make such repairs, additions, alterations and improvements, all without being liable to Tenant in any manner whatsoever. During such time as work is being carried on in or about the Premises, provided such work is carried out in a manner so as not to interfere unreasonably with the conduct of Tenant's business therein, the rent provided herein shall in no wise abate, and Tenant waives any claim and cause of action against Landlord for damages by reason of loss or interruption to Tenant's business and profits therefrom because of the prosecution of any such work or any part thereof. In addition, Landlord and its agents, employees and contractors shall have the right to enter the Premises during normal business hours, without undue interference with the conduct of Tenant's business therein, to inspect and examine the Premises and to exhibit the Premises to prospective purchasers, tenants and lenders. In the event of emergency, or if otherwise necessary to prevent injury to persons or damage to property, such entry to the Premises may be made by force without any liability whatsoever on the part of Landlord for damage resulting from such forcible entry.


                                       V.
                                USE AND SERVICES


      5.1 Use. Tenant shall use the Premises for the purposes stated in the Lease Summary and for no other purpose. Tenant shall not use the Premises for any illegal purpose, nor violate any statute, regulation, rule or order of any governmental body in its use thereof, nor create or allow to exist any nuisances or trespasses, nor do any act in or about the Premises or bring anything onto or into the Premises which will in any way increase the rate of insurance on the Premises nor deface or injure the Premises or overload the floor of the Premises.

      5.2 Services. Provided no event of default shall have occurred under this Lease, Landlord agrees to provide to Tenant, as Landlord deems reasonably necessary, the following services:

            (a) General cleaning and janitorial service required as a result of normal, prudent use of the Premises and only on Mondays through Fridays, inclusive, with New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other holidays which are observed regionally or nationally as Landlord may designate from time to time (herein collectively called the "Holidays") excepted;

            (b) Heating and air-conditioning service daily on Mondays through Fridays, inclusive, with Holidays excepted, from 8:00 A.M. to 6:00 P.M. and on Saturdays, if not a Holiday, from 8:00 A.M. to 1:00 P.M. Landlord reserves the right to prohibit the use of machines and equipment which generate heat in their operation unless and until arrangements are made by Tenant, acceptable to Landlord, to obtain and install in the Premises at Tenant's cost supplementary air-conditioning equipment, and the cost of operation and maintenance of such equipment shall be paid by Tenant on the Base Rental payment dates at such rates as are established from time to time by Landlord. Should Tenant desire either heating or air-conditioning at times when such services are not furnished by Landlord under the terms of this Lease, Landlord may elect, entirely at its option, to furnish such services as requested by Tenant upon not less than

      24 hours notice from Tenant, at Tenant's expense and at such hourly charge as is from time to time determined by Landlord, which charges Tenant shall promptly pay upon invoice from Landlord. Payments for such additional services shall be deemed additional rental due from Tenant.

            (c) Elevator service daily on Mondays through Fridays, inclusive, with Holidays excepted, from 8:00 A.M. to 6:00 P.M. and on Saturdays, if not a Holiday, from 8:00 A.M. to 1:00 P.M. At least one elevator shall be operative at all other hours;

            (d) Landlord shall furnish electric current in a quantity sufficient to ensure that Tenant has constant access to and ability to use a minimum of seven (7) watts per usable square foot of the Premises for Building standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant's use. Such circuits will be fed into one or more of the existing electrical panels (a 480/277 volt panel or panels for Building standard tenant lighting and a 208/120 volt panel or panels for tenant outlet requirements) in the electrical closet or closets located on the same Building floor as the Premises. Tenant's usage of said panels on any given floor shall not exceed Tenant's pro rata share (based on rentable square footage) of the panels' capacity. Tenant shall not use any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant shall not install or operate in the Premises any electric power generation equipment or transformer carrying substantial non-linear loads, producing above-average amounts of heat, or not having the capability of neutralizing harmonic distortion. Tenant shall not, without Landlord's prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners, and other computer-related equipment to the Building's electrical system, or make any alteration or addition to the system. If Tenant desires any such items, additional 208/120 volt electrical power beyond that supplied by Landlord as provided above, electric current in excess of 208/120 volts for purposes other than Building standard tenant lighting, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power or circuits to the Premises, which request Landlord may grant or withhold in its sole discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord, on demand, the cost of the design, installation and maintenance of the facilities required to provide such additional or special electric power or circuits, and the cost of all electric current so provided at a rate not to exceed that which would be charged by Georgia Power Company, or its successor, if Tenant were a direct customer thereof. Landlord may require separate electrical metering of such supplemental electric power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation and maintenance of such metering facilities. In no event shall Tenant have access to any electrical closets in the Building, it being agreed that any electrical engineering design or contract work shall be performed at Tenant's expense by Landlord or an electrical engineer and/or electrical contractor designated by Landlord. All invoices respecting the design, installation and maintenance of the facilities requested by Tenant shall be paid within thirty (30) days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided shall be paid within thirty (30) days of receipt of invoice by Tenant; and

            (e) Common use restrooms, toilets, and drinking fountains available on each floor or partial floor of the Building occupied by Tenant.

                                      VI.
                              COMPLIANCE WITH LAWS


      6.1 Tenant's Compliance with Laws. Tenant shall comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department, or agency thereof which apply to or result from Tenant's use or occupancy of the Premises and shall abide by and observe the Rules and Regulations attached to this Lease as Exhibit "D" and such other rules and regulations for the use, occupancy, or operation of the Building as may hereafter be established in writing by Landlord.

      6.2 Rent Control. Tenant waives the benefit of all existing and future rent control laws and similar governmental rules and regulations, whether in time of war or not, to the full extent permitted by law.

      6.3 Building Alterations. If, in order to maintain the Building as an office building or otherwise, Landlord shall be required by any governmental authority to repair, alter, remove, construct, reconstruct, or improve any part or all of the Building or Premises, Tenant's obligations under this Lease will not be affected and Tenant waives all claims for injury, damage, or abatement of rent because of such repair, alteration, removal, construction, reconstruction, or improvement, or lack thereof; provided, however, that if such action by Landlord shall render the Premises partially or wholly unfit for occupancy and if, in Landlord's reasonable estimation, it cannot complete such acts within ninety (90) days, then at the option of Landlord to be exercised by giving written notice to Tenant within sixty (60) days following the date of notice to Landlord by such governmental authority, this Lease shall terminate on the date of such election and Tenant shall immediately surrender the Premises to Landlord. In such event Tenant shall continue to owe and pay rent and other charges up to but not beyond the time of such surrender. If Landlord shall elect not to terminate this Lease as provided above, Landlord and Tenant shall have the same respective rights and obligations as provided above in Sections 4.6(b) and (c), and the provisions of Section 4.6(g) shall apply regardless of whether or not Landlord elects to terminate this Lease.

      6.4 Taxes Payable by Tenant. In addition to Base Rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord whether or not now customary or within the contemplation of the parties hereto, to the extent not included in Property
Taxes: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any improvements made in or to the Premises by Tenant regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or measured by the rental payable hereunder in the nature of a sales tax upon rent or a so-called "rent tax", but not federal or state income taxes of Landlord; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such tax upon Landlord as would have been payable to Landlord if such tax had not been imposed.

                                      VII.
                    INSURANCE, LIABILITY AND INDEMNIFICATION


      7.1 Insurance.

            (a) Tenant agrees to carry fire and extended coverage insurance insuring Tenant's interest in its improvements and betterments to the Premises and any and all furniture, equipment, supplies, and other property owned, leased, held, or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property.

            (b) Tenant also agrees to carry a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies shall: (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease, (ii) be issued by an insurance company which is reasonably acceptable to Landlord and licensed to do business in the State of Georgia, and (iii) provide that said insurance shall not and may not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies, or certificates thereof, shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

      7.2 Waiver of Subrogation. Tenant shall obtain from its insurers under all policies of fire, theft, public liability and other insurance maintained by it at any time during the term of this Lease insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer might have against Landlord, and Tenant shall indemnify Landlord against any loss or expense, including reasonable attorney's fees, resulting from the failure to obtain such waiver.

      7.3 Indemnity. Tenant agrees to indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or death to any person or damage to any property whatsoever:

            (a) either (i) occurring in, on or about the Premises, or (ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways) the use of which Tenant may have in conjunction with other tenants of the Building, when such injury, death or damage shall be caused by the act, neglect or fault of, or omission of any duty with respect to the same, by Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees;

            (b) arising from any work or thing whatsoever done by or on behalf of Tenant in or about the Premises or from transactions of the Tenant concerning the Premises;

            (c) arising from any breach or event of default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or

            (d) otherwise arising from any act or neglect of the Tenant, or any of its agents, employees, contractors, invitees, licensees, tenants or assignees.

      7.4 Liability of Landlord. Except as otherwise provided herein, Landlord shall be liable to Tenant for direct damages proximately occasioned by the negligence or intentional acts of Landlord, its agents and employees acting within the scope of their agency or employment, but not for consequential or speculative damages such as business loss. Landlord shall not be liable to Tenant or to any person, firm, corporation or other business association claiming by, through or under Tenant, for failure to furnish or for delay in furnishing any service provided for in this Lease, and no such failure or delay by Landlord shall be an actual or constructive eviction of Tenant nor shall any such failure or delay operate to relieve Tenant from the prompt and punctual performance of each and all the covenants to be performed herein by Tenant; nor for defects in the cooling, heating, electric, water, elevator, or other apparatus or systems or for water discharged from sprinkler systems in the Building; nor for the theft, mysterious disappearance, or loss of any property of Tenant whether from the Premises or any part of the Building. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by third persons, including other tenants; however, Landlord shall not be liable for any interference, disturbance or act whether caused by another tenant or tenants of Landlord or other person, nor shall Tenant be relieved from any obligation herein because of such interference, disturbance or act.

      Notwithstanding the provisions of this Section 7.4 to the contrary, if Landlord fails to furnish or delays in furnishing any service Landlord is obligated to provide under this Lease for any reason not beyond Landlord's reasonable control, Tenant shall be entitled to abate Base Rental until the service is restored, but only under the following terms and conditions:

            (a) The loss of service must be of a material nature so as to render the Premises substantially unusable for the purposes contemplated by this Lease;

            (b) At the time of the loss of service, Tenant must give written notice promptly to Landlord of the loss of service and its claim for abatement under this Section 7.4 and Tenant only shall be entitled to abatement of Base Rental, assuming all other conditions of this Section
      7.4 are satisfied, commencing on the day such notice is given to Landlord, provided that if such service is restored or replaced within ten (10) days after Landlord's receipt of such notice, then Tenant shall not be entitled to any such abatement;

            (c) If such loss of service continues for a period of one hundred twenty (120) consecutive days from the date of Tenant's notice to Landlord of the loss of service, then Tenant may terminate this Lease by written notice to Landlord, and thereafter neither party shall have any obligation to the other except for obligations created hereunder which shall survive such termination;

            (d) Landlord may prevent or stop abatement by providing substantially the same service by temporary or alternative means until the cause of the loss of service can be corrected;

            (e) In no event shall Tenant be entitled to any abatement of rent as a result of (i) any loss of service as a result of an event contemplated under any of Sections 4.6, 4.7, 6.3 or 9.12 of this Lease except to the extent set forth in those Sections, or (ii) any loss of service to any area outside of the Premises if such loss of service is not essential to the customary use and enjoyment of the Premises by Tenant; and

            (f) Abatement or lease termination as provided above in this Section
      7.4 shall be Tenant's sole remedy for loss of service.

      7.5 Limitation of Liability. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord (beyond its interest in the Building) nor any officer, director, shareholder or partner of Landlord shall have any personal liability whatsoever with respect to this Lease. In any action or proceeding brought to enforce the obligation of Landlord to Tenant under this Lease, Landlord and Tenant agree that any final judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Building, as aforesaid, and any such judgment or decree shall not be capable of execution against, nor be a lien on, any assets of Landlord other than its interest in the Building, as aforesaid.


                                     VIII.
                   EVENT OF DEFAULT AND RELATED REQUIREMENTS


      8.1 Default and Remedies.

            (a) The occurrence of any of the following shall constitute an event of default ("Default") by Tenant hereunder:

                  (i) The Base Rental, Additional Rental or any other sum of money payable under this Lease is not paid when due, and such failure of payment shall continue for more than five (5) business days subsequent to the date of receipt by Tenant of written notice of non-payment from Landlord, provided that Landlord shall not be obligated to provide such notice and opportunity to cure more than two (2) times in any calendar year during the Lease Term, and the third or any subsequent occasion of such failure during any such calendar year shall constitute a Default. No right to receive notice or cure period in favor of Tenant shall affect Tenant's obligation to pay late fees or interest under Section 8.3 for having failed to make timely payment of a monetary obligation;

                  (ii) The Premises are, without Landlord's prior written
            consent, vacated or not used as regularly or consistently as would normally be expected for similar premises put to general office use, even though the Tenant continues to pay the stipulated monthly rent, for any one continuous period in excess of five (5) business days, or in the aggregate in excess of twelve (12) business days during any twelve-month period elapsing during the Lease Term;

                  (iii) [INTENTIONALLY DELETED]

            (iv) Tenant's interest in the Lease or the Premises shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within fifteen (15) days of entry thereof;

            (v) Tenant breaches or fails to comply with any of the Rules and Regulations in Exhibit "D" hereto, as the same may hereafter be amended from time to time, and such breach or failure shall continue for more than five (5) days subsequent to the date of receipt by Tenant of written notice of such breach or failure from Landlord;

            (vi) Tenant breaches or fails to comply with any other term, provision, condition, or covenant of this Lease, and such breach or failure shall continue for more than twenty (20) days subsequent to the date of receipt by Tenant of written notice of such breach or failure from Landlord [if the matter in question is not reasonably susceptible of cure by Tenant within the twenty-day period, then Tenant shall have such additional time as may reasonably be necessary, but no more than an additional seventy (70) days, within which to effect curative action provided that Tenant institutes the curative action within the twenty-day period and prosecutes the same diligently to completion];

            (vii) Tenant, if a corporation, joint venture, partnership, limited partnership or trust, without Landlord's prior written consent and the written assumption of this Lease by another party approved by Landlord, both in Landlord's discretion, shall be dissolved or its entity status otherwise changed or terminated;

            (viii) If Tenant is a general partnership or a limited partnership, there shall be instituted by or against any one or more general partners of Tenant, without final dismissal thereof within thirty
            (30) days of the date of institution, of any proceeding under state insolvency laws or of any proceeding under the United States Bankruptcy Code; or

            (ix) If there are one or more guarantors of all or any part of Tenant's obligations under this Lease, there shall be instituted by or against any one or more of such guarantors, without final dismissal thereof within thirty (30) days of the date of institution, of any proceeding under state insolvency laws or of any proceeding under the United States Bankruptcy Code.

            (b) Upon the occurrence of a Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it at law or in equity or by this Lease:

            (i) Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and perform, correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the Rules and Regulations now in effect or hereafter adopted, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses incurred by Landlord in such performance, correction or repairing, including accrued interest as provided in the next sentence. All sums so expended to cure Default shall accrue interest from the date of demand until date of payment at a rate of interest which is the lower of (x) a per annum rate equal to the Prime Rate plus two percent, or (y) sixteen (16%) percent per annum, but in no event at a rate higher than that permitted by applicable law.

                  (ii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within ten (10) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises. Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                  (iii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such reentry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                  (iv) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Premises, attorneys' fees, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.

                  (v) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Upon such termination Landlord shall have the right to recover from Tenant, as liquidated damages, the following:

                  (A) the worth, at the time of the award, of the unpaid rent that has been earned at the time of termination of this Lease; and

                  (B) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises; and

                  (C) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Lease Term (or the then current extension period) after the time of the award exceeds the amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises.

                  The following words and phrases as used in this Section
            8.1(b)(v) shall have the following meanings:

                  (x) The "worth at the time of the award" as used in Section 8.1(b)(v)(A) and (B) shall be computed by allowing interest at the lesser of (a) the Prime Rate plus three percent (3%) or
                  (b) the maximum rate permitted by law.

                  (y) The "worth at the time of the award" as used in Section 8.1(b)(v)(C) shall be computed by discounting the amount at the discount rate of eight percent (8%) per annum; and

                  (z) The term "time of the award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as set forth above or the date of entry of any determination, order or judgment of any court, whichever first occurs.

                  (vi) Landlord may exercise all remedies granted a "Secured Party" under the Georgia Uniform Commercial Code. Landlord shall have a lien upon all goods, chattels or personal property of any description belonging to Tenant which are placed in, or become a part of, the Premises, as security for the performance by Tenant of its obligations under this Lease, which lien shall not be in lieu of or in any way affect any statutory landlord's lien given by law, but shall be cumulative thereto; and Tenant hereby grants to Landlord a security interest in all such property placed in the Premises. In the event Landlord exercises its option to terminate this Lease, or to reenter and relet the Premises as provided herein, Landlord may at its option take possession of all of Tenant's property on the Premises and sell the same at public or private sale after giving Tenant reasonable notice of the time and place of any public sale, or of the time after which any private sale is to be made, for cash or on credit, or for such prices and terms as Landlord deems best, with or without having the property present at such sale. In addition, Landlord may at its option foreclose this lien in the manner and form provided by the foreclosure of security instruments or in any other manner permitted by law. The proceeds of any such foreclosure or sale shall be applied first to the necessary and proper expense of removing, storing and selling such property, including reasonable attorney's fees, then to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord, including interest thereon, then to the payment of any rent or other sums due or to become due under this Lease, with the balance, if any, to be paid to Tenant. Tenant shall at the request of Landlord, execute and deliver such additional documents as may be requested, including a Uniform Commercial Code Financing Statement(s) (Form 1), to perfect this security interest.

      (c) If Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. Tenant shall and does hereby agree to indemnify and hold Landlord harmless from any loss, cost (including court costs and attorneys' fees), or damages suffered by Landlord by reason of such reentry or termination. No such reentry or termination shall be considered or construed to be a forcible entry.

      (d) No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under this Section 8.1 or under any other provisions of this Lease shall operate as a waiver of any rights of Landlord hereunder or under any other provisions of this Lease, nor shall any waiver of a Default on one occasion operate as a waiver of any subsequent Default or of any other Default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

      (e) The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

      8.2 Insolvency or Bankruptcy. The making by Tenant of an assignment for the benefit of its creditors, the appointment under state law of a receiver to take possession of all or substantially all of Tenant's assets, or the voluntary or involuntary involvement of Tenant as a principal in a state law insolvency or reorganization proceeding, may, at the option of Landlord, be deemed and declared a Default by Tenant hereunder. Tenant covenants and agrees promptly to notify Landlord in writing of (i) the occurrence of any of the events described in the preceding sentence or any event similar thereto, whether occurring in Georgia or any other jurisdiction, and (ii) the institution by or against Tenant of any proceeding under the United States Bankruptcy Code including a copy of the petition filed to initiate such proceeding.

      8.3 Late Payments. Tenant shall pay, in the event Base Rental, Additional Rental, or other charge to be paid by Tenant hereunder is not paid when due, (A) a late fee of five (5%) percent of the amount past due, which late fee Tenant acknowledges is an agreed reimbursement to Landlord for the administrative expense incurred by Landlord as a result of Tenant's late payment and not a penalty; and (B) interest on the amount past due (excluding late fees) at a rate which is the lower of (x) a per annum rate equal to the Prime Rate plus three percent, or (y) sixteen (16%) percent per annum, but in no event at a rate higher than that permitted by applicable law, from due date until paid. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first, to late fees, second, to accrued but unpaid interest, and third, to past due amounts, in inverse order of their due date.

      8.4 Attorneys' Fees for Collection. If any Base Rental, Additional Rental or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law, Tenant agrees to pay an additional amount, as attorneys' fees, equal to fifteen percent (15%) of such amount owed to Landlord.

      8.5 Waiver of Homestead. Tenant hereby waives and renounces all homestead or exemption rights which Tenant may have under or by virtue of the Constitutions and Laws of the United States of America, the State of Georgia, and any other State as against any debt or sum Tenant may owe Landlord under this Lease and hereby transfers, conveys, and assigns to Landlord all homestead or exemption rights which may be allowed or set apart to Tenant, including such as may be set apart in any bankruptcy proceeding to pay any debt or sum owing by Tenant to Landlord hereunder.

      8.6 No Waiver of Rights. No failure or delay of either party to exercise any right or power given it herein or to insist upon strict compliance by the other party of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by either party or any right it has herein to demand strict compliance with the terms hereof by the other party. Neither party has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing.


                                       IX.
                            MISCELLANEOUS PROVISIONS


      9.1 Broker. Tenant represents and warrants to Landlord that (except with respect to any broker identified in the Lease Summary as "Tenant's Broker") no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that (except with respect to any broker identified in the Lease Summary) no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person. Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed. Landlord and Tenant each represent and disclose to the other that Tenant's Broker identified in the Lease Summary has represented Tenant, and that Barry Real Estate Companies, Inc. ("Landlord's Broker") has represented Landlord in the negotiation of this Lease. The commissions or other compensation due and payable to Tenant's Broker and to Landlord's Broker by reason of this Lease will be paid by Landlord pursuant to separate written agreements.

      9.2 Addresses and Notices. All notices, unless oral notice is specified, required or permitted to be given with respect to this Lease in order to be effective shall be in writing and shall be sent to the address of the intended party at its address specified in the Lease Summary. Notices shall be sent either by local or overnight courier service, or by the United States Postal System, certified or registered mail, return receipt requested, with postage and charges prepaid. Notices by courier service shall be deemed effective on date of delivery to the specified address. Notices by the United States Postal System shall be deemed effective on the third (3rd) business day subsequent to date of postmark or on the date of actual receipt by the addressee, whichever shall be the earlier. In the event of a change of address by either party, such party shall give written notice thereof in accordance with the foregoing.

      9.3 Entire Agreement and Exhibits. This Lease constitutes and contains the sole and entire agreement of Landlord and Tenant with respect to the Premises and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Premises shall have legal effect. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord and Tenant. The content of each and every exhibit, attachment and the Lease Summary which is referenced in this Lease as being attached hereto is incorporated into this Lease as fully as if set forth in the body of this Lease.

      9.4 Subordination and Attornment.

            (a) Except as provided in subsections (c) and (d) below, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to (i) the lien, title and interest of any first-in-priority mortgage, first-in-priority deed to secure debt, first-in-priority deed of trust, or other first-in-priority instrument in the nature thereof which may now or hereafter affect Landlord's estate or interest in and to the Building or the land underlying the Building and to any other first-in-priority instrument encumbering the fee title of the Building or the land underlying the Building and to any modifications, renewals, consolidations, extensions, or replacements thereof; and (ii) all ground leases which may hereafter be executed affecting the Building or the land underlying the Building.

            (b) Subsection (a) above shall be self-operative, and no further instrument of subordination shall be required by the holder of any such instrument affecting or encumbering the Building or the land underlying the Building. In confirmation of such subordination, Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or the holder of any such mortgage, deed to secure debt, deed of trust, or other instrument or to the lessor under any such ground lease, without expense, any and all instruments that may be requested by Landlord or such holder or such lessor to evidence the subordination of this Lease and all rights hereunder to any such mortgage, deed to secure debt, deed of trust, or other instrument or the grant of any such ground lease, and each such renewal, modification, consolidation, replacement, and extension thereof.

            (c) Tenant shall, upon demand of Landlord, at any time or times, execute, acknowledge, and deliver to Landlord or to the holder of any mortgage, deed to secure debt, deed of trust, or other instrument affecting or encumbering the Building or the land underlying the Building or to the lessor under any ground lease affecting the Building or the land underlying the Building, without expense, any and all instruments that may be necessary to make this Lease superior to any such mortgage, deed to secure debt, deed of trust or other instrument or the grant of any such ground lease, and each renewal, modification, consolidation, replacement, and extension thereof.

            (d) If the holder of any mortgage, deed to secure debt, deed of trust or other instrument affecting or encumbering the Building or the land underlying the Building or if the lessor under any ground lease affecting the Building or the land underlying the Building shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or exercise of private power of sale or delivery of a new lease, Tenant shall, at the option of such holder or lessor, attorn to and recognize such successor as Tenant's landlord under this Lease as of the date of such succession to Landlord's interest and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor Landlord and Tenant, subject to all of the terms, covenants, and conditions of this Lease.

      9.5 Estoppel Certificate. At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, covenants and agrees to execute, acknowledge and deliver to Landlord a certificate evidencing (i) whether or not this Lease is in full force and effect, (ii) whether or not this Lease has been amended in any manner, and if so specifying such amendment or amendments, (iii) whether or not there are any existing events of default on the part of Landlord hereunder to the knowledge of Tenant and specifying the nature of such events of default, if any, and (iv) the date to which rent, and other amounts due hereunder, if any, have been paid. Each certificate delivered pursuant to this Section may be relied on by any prospective purchaser or transferee of Landlord's interest hereunder or of any part of Landlord's property or by any mortgagee of Landlord's interest hereunder or of any part of Landlord's property or by an assignee of any such mortgagee or by any ground lessor of Landlord's interest hereunder.

      9.6 Severability. If any clause or provision of this Lease is or becomes illegal, invalid or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Lease Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby, unless the lack of such clause or provision is, in the sole determination of Landlord, essential to the rights of both parties in which event Landlord shall have the right to terminate this Lease on written notice to Tenant.

      9.7 Captions. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

      9.8 Successors and Assigns. The words "Landlord" and "Tenant" as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a corporation, general partnership, joint venture, limited partnership or trust. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs and assigns, subject, however, in the case of Tenant, to the provisions of Section 2.5 hereof. It is understood and agreed that the term "Landlord", as used in this Lease, means only the owner(s), or the lessee(s), from time to time of the Building and/or the land underlying the Building so that in the event of any sale or sales of the Building and/or the land underlying the Building, or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter to the extent of such sale or lease, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed, to the same extent, to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of all or such portion of the Building and/or the land underlying the Building which it has purchased or leased. Should all of the land underlying the Building and the entire Building be severed as to ownership by sale and/or lease, then, unless the Tenant is otherwise notified to the contrary in writing, either the owner of the entire Building or the lessee of the entire Building, as the case may be, which has the right to lease space in the Building to tenants shall be deemed the "Landlord". Tenant shall be bound to any successor landlord for all the terms, covenants, and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any successor landlord.

      9.9 Georgia Law. The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.

      9.10 Time is of the Essence. Time is of the essence of this Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

      9.11 Execution. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts.

      9.12 Force Majeure. A party to this Lease shall be excused from the performance of its duties and obligations under this Lease, except obligations for the payment of money such as Base Rental, for the period of delay, but in no event longer than ninety (90) days, caused by labor disputes, governmental regulations, riots, war, insurrection, acts of God or other causes beyond the control of the party whose performance is being excused (but such causes shall not include insufficiency of funds).

      9.13 Multiple Tenants. Should more than one party enter into this Lease as Tenant, each party so constituting Tenant shall be liable, jointly and severally with the other or others, for all obligations of Tenant under this Lease, and Landlord may enforce its rights hereunder against such party with or without seeking enforcement thereof against the other or others.

      9.14 Mutual Warranty of Authority. Landlord warrants to Tenant that Landlord is a validly existing limited partnership under the laws of the State of Georgia, that its entry into and performance of this Lease has been duly authorized, and that the party executing this Lease on its behalf is duly authorized to do so. Tenant, if other than an individual, warrants to Landlord that Tenant is a validly existing legal entity under the laws of the state of its formation and that it is duly qualified to do business in the State of Georgia, that its entry into and performance of this Lease has been duly authorized, and that the officer(s), partner(s) or trustee(s), as applicable, executing this Lease on its behalf are duly authorized to do so.

      9.15 Parking Rights. For use by Tenant and its employees and invitees, Landlord shall provide for Tenant's use during normal business hours for the Building the number of unassigned parking spaces in the surface parking lot adjacent to the Building as designated in the Lease Summary. Such parking spaces shall be provided to Tenant free of charge during the initial term of this Lease and any extension hereof.

      9.16 No Recordation of Lease. This Lease is not in recordable form, and Tenant agrees not to record or permit the recording of this Lease.

9.17  Hazardous Substances.

      (a) Tenant hereby covenants that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Premises or any part thereof and neither the Premises nor any part thereof shall ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances during the Lease Term.

      (b) Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance), provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in subsection (a) above.

      (c) For purposes of this Lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances now or hereafter adopted by the United States Environmental Protection Agency (the "EPA") or the list of toxic pollutants designated by Congress or the EPA or which are now or hereafter defined as hazardous, toxic, pollutant, infectious or radioactive by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

      (d) Landlord shall have the right but not the obligation, and without limitation of Landlord's rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substance in, on or at the Premises or any part thereof which, if true, could result in an order, suit or other action against Tenant or Landlord or both. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, which costs and expenses result from Tenant's violation of the covenant contained in subsection (a) above, shall be deemed additional rental under this Lease and shall be payable by Tenant upon demand.

      (e) This Section 9.17 shall survive cancellation, termination or expiration of this Lease.

      9.18 Names. Upon written notice to Tenant, Landlord reserves the right, from time to time, to change the name of the development, the name of the Building and the street address of the Building. Tenant shall not, without the prior written consent of Landlord, use the name given the development, the Building, or any other deceptively similar name, or use any associated service mark or logo of the development or the Building for any purpose other than Tenant's business address.

      9.19 Shared Communications Services. Landlord may contract with a vendor (the "Shared Services Vendor") to make available to tenants of the Building certain shared communications services. With respect to such shared communications services, if and so long as available, Landlord and Tenant agree as follows:

            (a) Tenant, at its election, may contract with Shared Services Vendor or any other vendor for communications services, including, without limitation, Southern Bell Telephone and Telegraph Company, the public utility provider of telecommunications regulated by the Georgia Public Service Commission. Tenant may make such election at its sole and absolute discretion.

            (b) Tenant acknowledges and agrees that Shared Services Vendor is an independent contractor of Landlord and not Landlord's employee, agent, partner or joint venturer and Tenant waives any and all right Tenant may have or claim to have to assert the contrary.

            (c) Tenant acknowledges and agrees that any cessation or interruption of shared communications services or default by Shared Services Vendor under the terms and conditions of Tenant's agreement with Shared Services Vendor shall not constitute a default under this Lease nor a constructive eviction by Landlord of Tenant. Tenant agrees that it shall not abate or setoff against any amount of Base Rental, Rental Adjustment, additional rent or other sum due under this Lease for any claim against Shared Services Vendor or for a default under Tenant's agreement with Shared Services Vendor. Tenant waives and releases Landlord from any and all claims Tenant may have, now or in the future, against Landlord, if any, that arise from or are related to the acts, omissions, negligence or gross negligence of Shared Services Vendor or its agents and employees.

      9.20 Ownership and Management Disclosure. Landlord discloses to Tenant, and Tenant acknowledges, that Landlord is the owner of record of the Building and the Premises and that Landlord's Broker and its affiliates are authorized to manage the Building and the Premises on behalf of Landlord. The address of both is 50 Glenlake Parkway, Suite 520, Atlanta, Georgia 30328.

      9.21 Effect of Lease Termination. No termination of this Lease by reason of exercise of an optional right, lapse of time, failure of condition or election of a party to terminate shall release or otherwise relieve either party from liability for breach of this Lease or from performance of any contractual obligation provided herein accruing prior to such termination. The possessory rights of Tenant, however, shall cease and expire as of the effective time of any such termination.

      9.22 Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit "E" and made a part hereof, are hereby incorporated herein and in the event they conflict with any of the foregoing provisions, the Special Stipulations shall control.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Lease as of the date and year first above stated.


                                    LANDLORD:

                                    DEERFIELD HOLDINGS, L.P.,
                                    a  Georgia limited partnership


                                    By:   BS DEERFIELD, LLC, a Georgia
                                          limited liability company,
                                          as its sole General Partner

                                          By:   /s/ Christian B. Schoen
                                          Name: Christian B. Schoen
                                          Its:  Manager

                                                            [SEAL]


                                    TENANT:

                                    INTEGRATED INFORMATION SYSTEMS, INC.,
                                    a Delaware corporation

                                    By:    Craig A. King
                                    Name:  Craig A. King
                                    Title: Vice President

                                    Attest:

                                          Title:

                                                            [SEAL]

                               [GRAPHIC FLOOR PLAN]


                                   EXHIBIT "A"

                                [GRAPHIC FLOOR PLAN]



                                  EXHIBIT "A-1"

                               FIRST REFUSAL SPACE

                                [GRAPHIC FLOOR PLAN]



                                ATTACHMENT "A-2"

                        200 BUILDING FIRST REFUSAL SPACE


                                                                 B A R R Y
                                                            Real Estate Services

                                   EXHIBIT "B"

                           TENANT ACCEPTANCE AGREEMENT



      This Agreement, made this ____ day of _________, 2000, between DEERFIELD HOLDINGS, L.P., a Georgia limited partnership, (hereinafter referred to as "Landlord") and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant");


                          W I T N E S S E T H   T H A T:


      WHEREAS, Landlord and Tenant entered into a Lease Agreement dated ____________, 2000 (the "Lease") for Suite _____ (the "Premises") in the building known as ____________________ 100 Deerfield Point located at 12725 Morris Road Extension, Alpharetta, Georgia 30004; and

      WHEREAS, Landlord and Tenant agreed to execute this Agreement to confirm the actual Commencement and Expiration dates of the Lease Term, and for other purposes;

      NOW, THEREFORE, pursuant to the provisions of Article II of the Lease, Landlord and Tenant mutually agree as follows:

      1. The Commencement Date of the Lease Term is__________, 2000. The Expiration Date of the Lease Term is __________, 2005.

      2. Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that all the work to be performed by Landlord in the Premises as required by the terms of the Lease except as set forth in Paragraph 3 below, if any, has been satisfactorily completed. Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or setoffs against the enforcement of the Lease by Landlord.

      3. Landlord and Tenant acknowledge pursuant to Section 2.2 of the Lease that the following items remain to be completed or corrected, which items Landlord agrees to accomplish within a reasonable time subsequent to the Commencement Date (if none, so state):

      IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement as of the date and year first above stated.

                                    LANDLORD:


                                    DEERFIELD HOLDINGS, L.P.,
                                    a  Georgia limited partnership


                                    By:   BS DEERFIELD, LLC, a Georgia
                                          limited liability company,
                                          as its sole General Partner

                                          By:
                                          Name: Christian B. Schoen
                                          Its:  Manager


                                                            [SEAL]




                                    TENANT:

                                    INTEGRATED INFORMATION SYSTEMS, INC.,
                                    a Delaware corporation

                                    By:
                                    Name:
                                    Title:


                                    Attest:

                                          Title:

                                                            [SEAL]

                                   EXHIBIT "C"

                          TENANT IMPROVEMENT AGREEMENT



      This Agreement, made this _____ day of _________, 2000, between DEERFIELD HOLDINGS, L.P., a Georgia limited partnership (hereinafter referred to as "Landlord") and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant");

                          W I T N E S S E T H T H A T:

      WHEREAS, the undersigned Landlord and Tenant have executed, sealed, and delivered a certain Lease Agreement (hereinafter referred to as the "Lease") to which this Agreement is attached, and into which this Agreement is fully incorporated by reference, as Exhibit "C";

      WHEREAS, the Lease provides for the leasing of space (the "Premises") within 100 Deerfield Point, located at 12725 Morris Road Extension, Alpharetta, Georgia 30004 (hereinafter referred to as the "Building");

      WHEREAS, terms which are defined in the Lease when used herein shall have the same meanings ascribed thereto as set forth in the Lease; and

      WHEREAS, Landlord and Tenant desire to set forth herein their respective agreements regarding the improvement of the Premises;

      NOW, THEREFORE, in consideration of the foregoing recitals, the execution and delivery of the Lease by the parties hereto, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

SECTION 1.  TENANT IMPROVEMENTS.

      Section 1.01.  Tenant Improvements.

      The term "Tenant Improvements" shall mean all improvements constructed or installed in or on the Premises in accordance with the Drawings and Specifications, as hereinafter defined.

      Section 1.02.  Base Building Condition.

      The term "Base Building Condition" shall mean the condition of the Premises described in Attachment C-1 attached hereto and incorporated herein by this reference.

SECTION 2.  DRAWINGS AND SPECIFICATIONS.

      Section 2.01.  Definition.

      The term "Drawings and Specifications" shall mean the final drawings, specifications, and finish schedules for the Tenant Improvements which shall be prepared and approved by Landlord and Tenant in accordance with the following procedure:

      (a) As soon as reasonably possible after execution of this Tenant Improvement Agreement, but in no event later than ten (10) days thereafter, Tenant shall either inform Landlord that Tenant desires to use the architect designated by Landlord ("Landlord's architect") to prepare final working drawings and specifications necessary to commence construction of the Tenant Improvements or inform Landlord of the identity of the architect or other design specialist whom Tenant desires to use for such work. Landlord shall have the right of approval over any architect or other design specialist selected by Tenant and shall advise Tenant promptly of Landlord's decision either approving or disapproving the person or firm selected by Tenant.

      (b) If Tenant elects to use Landlord's architect as provided in subsection
      (a) above, Tenant shall commence working with said architect promptly so that final working drawings and specifications can be prepared for Landlord's approval. If Tenant elects to use an independent architect or design specialist and if the same is approved by Landlord, Tenant agrees to commence working with such professional promptly and further agrees that such work shall be performed in accordance with professional standards for design and construction criteria. The architect selected by Tenant, whether Landlord's architect or other architect or design specialist selected by Tenant with Landlord's approval, shall hereinafter be referred to as the "Tenant's Architect".

      (c) As soon as reasonably possible, but no more than thirty (30) days after making its election under subsection (b) above, Tenant shall deliver to Landlord Tenant's proposed final working drawings and specifications for the Tenant Improvements. Landlord shall promptly review and resubmit the same to Tenant, either with Landlord's approval, or with Landlord's approval subject to comments, or with Landlord's disapproval. If Landlord fails to respond within thirty (30) days after receiving such proposed final drawings and specifications, Landlord shall be deemed to have given its disapproval. Tenant shall resubmit any such drawings and specifications which are returned by Landlord without complete approval as promptly as possible, and such resubmitted drawings and specifications shall contain the information or changes required by Landlord. Once Landlord then satisfies itself that such drawings and specifications are acceptable, Landlord shall so notify Tenant and the same shall constitute the "Drawings and Specifications" for purposes of this Tenant Improvement Agreement.

      (d) Promptly after receipt of the Drawings and Specifications, Landlord shall obtain from a contractor designated by Landlord ("Landlord's Contractor") a price estimate for the Tenant Improvements and shall submit the same to Tenant for its approval. If Tenant disapproves such price estimate, Tenant agrees to work promptly with Tenant's Architect and Landlord's Contractor to alter the Drawings and Specifications as necessary to cause the price estimate based thereon to be acceptable to Tenant. The aggregate design and construction cost for the Tenant Improvements, once approved by Tenant, shall hereinafter be referred to as "Tenant Improvement Costs". Upon determination of the Tenant Improvement Costs, Tenant shall be deemed to have given final approval to the Drawings and Specifications and Landlord shall be deemed to have been authorized to proceed, through Landlord's Contractor, with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications.

SECTION 3. PAYMENT OF COSTS.

      Section 3.01. Landlord's Costs for Drawings and Specifications.

      Tenant shall be solely responsible for the cost of preparing and finalizing all drawings and specifications as set forth in Sections 2.01(a) through (d) above. Notwithstanding the foregoing, Tenant may apply the Landlord's Allowance for Tenant Improvement Costs (as hereinafter defined) to the payment of the cost of the preparation of such drawings and specifications.

      Section 3.02. Landlord's Allowance for Tenant Improvement Costs.

      Landlord shall pay the Tenant Improvement Costs up to, but not exceeding, the amount specified in the Lease Summary (the "Landlord's Allowance for Tenant Improvement Costs").

      Section 3.03. Tenant's Costs.

      Tenant shall pay to Landlord, as additional rental, the following:

      (a) The Tenant Improvement Costs over and above the Landlord's Allowance for Tenant Improvement Costs;

      (b) The cost (including fees for architects, engineers, interior designers and other professionals) of preparing and finalizing all drawings and specifications as set forth in Sections 2.01(a) through (d), over and above the Design Fee Allowance; and

      (c) The cost of making any and all changes in and to the Drawings and Specifications and any and all increased costs in the Tenant Improvement Costs, including construction management fees, resulting therefrom.

The aggregate of all costs described above in subsections (a) through (c) of this Section 3.03 are hereinafter referred to collectively as "Tenant's Costs."

      Section 3.04.  Payment Schedule for Tenant's Costs.

      Tenant shall pay to Landlord the Tenant's Costs as follows:

      (a) Fifty percent (50%) of the amount of Tenant's Costs then known to Landlord and Tenant shall be paid prior to the commencement of any work of constructing and installing the Tenant Improvements;

      (b) Forty percent (40%) of the amount of Tenant's Costs then known to Landlord and Tenant shall be paid within thirty (30) days after the commencement of the work of constructing and installing the Tenant Improvements; and

      (c) The balance of Tenant's Costs shall be paid immediately upon Landlord's notification to Tenant that the work of constructing and installing the Tenant Improvements has been substantially completed.

      Section 3.05. Changes in Drawings and Specifications.

      If at any time after the Tenant Improvement Costs are determined Tenant desires to make changes in the Drawings and Specifications, Tenant shall submit to Landlord for approval working drawings and specifications for any and all such desired changes. The process of finalizing and approving such drawings and specifications shall be in the same manner as set forth in Section 2 above. Once any and all changes and modifications are approved, Landlord shall promptly submit the same to Landlord's Contractor for pricing. The procedure for determining an approved cost for such changes shall be as set forth in Section 2 above. Once a cost for such changes has been approved, all references in this Agreement to "Drawings and Specifications" shall be to the Drawings and Specifications adopted pursuant to the procedures of Section 2 above, as changed and modified pursuant to this Section 3.05, and all references to "Tenant Improvement Costs" shall be deemed to include the aggregate approved cost for the changes as determined in this Section 3.05. Once the changes and the costs therefor have been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications, as changed and modified. Landlord shall have the optional right to require Tenant to pay in one lump sum to Landlord, in advance of commencement of work, any and all increases in the Tenant Improvement Costs which result from approved changes to the Drawings and Specifications.

      Section 3.06.  Failure to Pay Tenant's Costs.

      Failure by Tenant to pay Tenant's Costs in accordance with this Section 3 will constitute a failure by Tenant to pay rent when due under the Lease and shall therefor constitute a Default by Tenant under the Lease, and Landlord shall have all of the remedies available to it under the Lease and at law or in equity for nonpayment of rent.

      Section 3.07.  Landlord's Disbursement Obligations.

      Landlord agrees to disburse the Landlord's Allowance for Tenant Improvement Costs and the Tenant's Costs (to the extent deposited by Tenant with Landlord) to pay the Tenant Improvement Costs as and when the same become due and payable. Landlord shall be entitled to rely on the accuracy of any and all invoices and fee statements for labor and materials performed on or furnished to the Premises in connection with the Tenant Improvements and to rely, to the extent submitted, on any and all certifications as to Tenant Improvement Costs submitted by Landlord's Contractor and/or Tenant's Architect.

      Section 3.08.  Finish Work in Addition to Tenant Improvements.

      All work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvements, such as delivering and installing furniture, telephone equipment, wiring, and office equipment, shall be furnished and installed by Tenant entirely at Tenant's expense. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Landlord's Contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements. Tenant agrees further that such additional work shall be conducted and accomplished so as not to interfere with Landlord's ability to obtain a certificate of occupancy for the Premises, and the costs associated with curing or correcting such interference, if any, shall be part of Tenant's Costs. Landlord shall give access and entry to the Premises to Tenant and its contract parties performing such additional work and reasonable opportunity and time to enable Tenant and such contract parties to perform and complete such work. All of such additional work and Tenant's use (and the use by its contract parties) of the Premises for such purposes shall be entirely in accordance with the Lease, including without limitation this Agreement.

      Section 3.09.  Schedule.

      Subject to the terms of this Agreement and the other provisions of the Lease, Landlord and Tenant agree to use their best efforts to comply with the Schedule for Planning, Pricing and Construction of Tenant Improvements, attached hereto as Attachment "C-2".

      IN WITNESS WHEREOF, the parties have duly executed and sealed this Agreement as of the date and year first above stated.

                                    LANDLORD:


                                    DEERFIELD HOLDINGS, L.P.,
                                    a  Georgia limited partnership


                                    By:   BS DEERFIELD, LLC, a Georgia
                                          limited liability company,
                                          as its sole General Partner

                                    By:   /s/ Christian B. Schoen
                                          -----------------------------
                                          Name: Christian B. Schoen
                                          Its:  Manager


                                                            [SEAL]


                                    TENANT:

                                    INTEGRATED INFORMATION SYSTEMS, INC.,
                                    a Delaware corporation

                                    By:    /s/ Craig A. King
                                          -------------------------------
                                    Name:  Craig A. King
                                    Title: Vice President


                                    Attest:

                                          Title:

                                                            [SEAL]

DEERFIELD POINT
--------------------------------------------------------------------------------


                                ATTACHMENT "C-1"

BASE BUILDING IMPROVEMENTS

The Base Building Improvement and systems as described below shall be furnished by Landlord at Landlord's sole cost and expense and are in addition to the Tenant Improvement Allowance. These include:

1. The Building structure will be designed for a minimum floor load of 70 lbs. live load plus a 20 lbs. partition dead load.

2. The Building shell will include a built-out and finished interior core, stairwell enclosures, exterior perimeter walls (minus sheetrock) and all building columns. The interior core on each floor will include men's and women's restroom facilities, one drinking fountain, electrical, telephone, janitorial and mechanical closets, stairways and an elevator lobby. All walls adjacent to public traffic areas will be vinyl finished. All doors throughout the premises will be 3'0" solid core, 8'10.5" in height with two-knuckle hinges and metal door frames included. The restroom facilities on each floor of the Premises will be based on the latest edition of the Standard Plumbing Code. In accordance with the ADA, as defined in the Lease, handicapped, accessible water closets will be provided for both men and women on each floor, as required by applicable laws or building codes. Restrooms will have individual toilet stalls with ceramic tile wet walls and floors, ceiling hung partitions between stalls, gypsum board front walls and returns with millwork louvered doors, and gypsum ceilings with carpeted vestibules.

3. A concrete floor will be installed with a smoothed trowel finish for installation of glued-down carpet. The floor will be poured level and finished in accordance with current ACI Standards at a tolerance of 1/4" in 10 ft. A topping of Gyp-Crete 2000 or an approved equivalent shall be used to level the floor to within 1/4" overall if the Base Building flooring is not finished per spec.

4. The ground level building lobby will be fully finished with millwork and fabric paneled walls, stone floors and drywall ceilings.

5. Throughout the Building, including all corridors and stairwells, a life safety system will be installed in accordance with the more stringent of applicable national, state and local codes or the Americans with Disabilities Act Regulations. The life safety system for the Building will include sufficient capacity to accommodate additional devices required for Tenant buildout. It shall consist of sprinklers, smoke detectors, internal fire alarm and annunciator system, elevator recall, emergency lighting, self-illuminating exit signs, fire hoses, stairwell pressurization and extinguishers as required by applicable codes or Tenant's safety requirements. The sprinkler system will have an approved water flow alarm connection and tamper-proof detection device, connected to a central station or direct to the fire/police departments. It will include all distribution of mains, laterals, uprights and upright heads.

6. Electrical distribution will be provided to the main panel boxes in the electrical closet on each floor. The electrical system shall be sized for a connected load of 7.0 watts/usable sq. ft. exclusive of lighting and HVAC. Each 480: 120/208 step-down transformer serving designated branch circuit panels primarily dedicated to personal computer loads shall have a "K" rating of no less than 4. Power will be provided in highly reliable concrete-encased under-ground duct lines providing clean uninterrupted power.

DEERFIELD POINT
--------------------------------------------------------------------------------

7. A suspended, revealed edge acoustical ceiling will be supplied and stocked on the floor. It will be listed by Underwriter's Laboratories, Inc. (Materials List) as Fire Hazard Classification and will have a minimum thickness of 3/4" with a foil back. The ceiling height will be 9'0" throughout all rooms on each floor. Fissured acoustical tile will be installed on a 2' x 2' mechanically suspended grid system. Ceiling grid will be a thin profile 9/16 inch grid. It will have a minimum noise reduction coefficient of .55, a minimum sound transmission classification rating of 35, and a minimum combustibility rating of Class I or equal to that of local code requirements, whichever is greater.

8. The light fixtures will be 2' x 4' x 3" parabolic fixtures with 18 cell louvers. Lamps are to be T-8 "warm white" energy saving type. Ballasts shall also be energy efficient, high power factor U.L. listed, Class P, and have a sound rating of "A". Lighting fixtures without whips will be stocked on the floor, not connected.

9. The Building will be equipped with a variable air volume (VAV) and power induction unit (PIU) heating, ventilation and air conditioning system with individual packaged fan units provided on each floor. The system will contain bag type air filters. The fan system shall run continuously during business hours with no duty cycling. All ducts shall be separately zoned by floor, with individual controls provided within Tenant's Premises. These individual zones, thermostatically controlled, shall be preset and tamper proof. The minimum allowable rate is one (1) thermostat and PIU/VAV per 1,400 square feet of usable area, and a minimum of one (1) diffuser for each 200 square feet of usable area. The location of these thermostats and the interior diffusers will be configured according to the Tenant's final space plan at Tenant's cost. Perimeter diffusers are provided as Base Building. The system will be designed to maintain a space temperature between 70-75 degrees Fahrenheit on a year-round basis, based on a maximum average occupancy of one (1) person for each 200 square feet of usable area. Lobby to be on constant air volume, not on (VAV) system. The requirements for ventilation shall comply with present ASHRAE (American Society of Heating, Refrigeration and Air Conditioning Engineers) standard 62-1989 as a minimum requirement. After hours heating and cooling can be provided at the cost of $35 per hour per floor.

10. Telephone service will be brought to the Building's main telephone room. Fiber optic cable will be available to the building.

11.  Horizontal window blinds will be installed on all windows.

12. Two (2) automatic geared passenger elevators will be provided. One freight, geared elevator will be provided with 3,500 lbs. capacity, 7'-0" wide by 6'2" deep with a high hat accommodating heights of 11'-0". It will be accessed via a large freight elevator lobby. Elevator cabs will be equipped with an emergency communications/alarm system, including a bell annunciator, connected to the building central alarm system. The elevator controls will have Braille lettering for eyesight impaired persons.

13.  A loading area will be provided with maximum tractor/van clearance.

14. An electronically controlled card access building security system or equivalent system will be provided. This system can control all entry areas to Tenant's Premises from elevator lobbies on full floors that Tenant occupies or at suite entrances from public corridors. This system will control main building systems to ensure that Tenant's employees and property are adequately safeguarded. Each card is to be separately coded for individual employee access and the system can be configured for a multitude of authorized access levels.

DEERFIELD POINT
--------------------------------------------------------------------------------

15. Carpeting will be installed in elevator lobbies and in common corridors on all multiple tenancy floors, in color and type as selected by Landlord.

16. All roadways necessary for Tenant's access to and egress from the Building will be completed.

17. A directory shall be provided in the lobby of the Building and Tenant shall be allowed space on the directory in proportion to the total rentable area that Tenant occupies in the Building.

                                ATTACHMENT "C-2"

                       Schedule for Planning, Pricing and
                       Construction of Tenant Improvements



DATE                                ACTIVITY
----                                --------

Complete                   -   Tenant shall select architect or space designer with Landlord's approval.

March 20, 2000             -   Tenant shall furnish to Landlord final working drawings and specifications for Tenant
                               Improvements.

March 22, 2000             -   Drawings and Specifications submitted to contractors for bid.

March 31, 2000             -   Landlord approves drawings and specifications.

March 31, 2000             -   Contractor and Final Bid approved by Landlord and Tenant.

April 3, 2000              -   Construction of Tenant Improvement begins.

May 26, 2000               -   Construction Complete.

May 26, 2000               -   Tenant move-in begins.

June 1, 2000               -   Commencement Date.


                                       ***

                                   EXHIBIT "D"

                              RULES AND REGULATIONS


         1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord.

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or windows or other glass surfaces (including without limitation glass storefronts). Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord's rental office. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

         4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

         5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

         7. Tenant shall not in any way deface any part of the Premises or the Building. If Tenant desires to use linoleum or other similar floor covering, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water; the use of cement or other similar adhesive materials, which are not water soluble, are expressly prohibited.

         8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

         9. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction.

         10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways. Tenant shall not cause or permit any unseemly or disturbing activity or conduct to be visible through any window, opening, doorway, glass storefront or other glass surface or any other means of visibility that disturbs or interferes with (i) tenants or other occupants of the building or their licensees or invitees or (ii) neighboring buildings or premises or those having business with them, including without limitation, receptions, parties, recreation and other activities of a social nature not directly related to Tenant's use of the Premises.

         11. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices.

         12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

         13. Tenant shall not overload any floor. Tenant shall obtain Landlord's consent before bringing any safes, freight, furniture, or bulky articles into the Building and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         14. Tenant shall not occupy or permit any portion of the Premises to be occupied, without Landlord's expressed prior written consent, as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business; provided, however, nothing in this sentence shall be deemed to prohibit Tenant or its employees or business invitees from personal use of tobacco. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said premises, nor advertise for laborers giving an address at the Building. Tenant shall not keep or utilize any juke box, billiard or pool table or other recreational device at or in the Premises.

         15. Tenant agrees to employ such janitorial contractor as Landlord may from time to time designate, for any waxing, polishing, and other maintenance work of the Premises and of the Tenant's furniture, fixtures and equipment. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Landlord's prior written consent.

         16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         17. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and after 2:00 p.m. on Saturdays all persons who do not sign in and out on a register in the lobby of the Building, showing the name of the person, the Premises visited and the time of arrival and departure. All such persons entering or leaving the Building during such times may be expected to be questioned by the Building security personnel as to their business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

         18. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose or for any other activity not appropriate, in Landlord's sole discretion, to an office building of the quality and stature of the Building.

         19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

         20. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

         21. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

         22. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close the blinds or drapes when sun's rays fall directly on windows of Premises. Tenant shall not remove the standard blinds installed in the Premises.

         23. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.

         24. Tenant shall not install any vending machines in the Building or Premises without Landlord's consent.

         25. All articles and the arrangement style, color and general appearance thereof, in the interior of the Premises that will be visible from the exterior thereof, including, without limitation, window displays, advertising matter, signs, merchandise, furniture, and store fixtures, shall be subject to

Landlord's approval, and, in any case, shall be maintained in keeping with the character and standards of the Building.

         26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

         27. Tenant shall abide by no-smoking restrictions in all areas within the Building, other than Tenant spaces, designated or posted by Landlord as no-smoking areas.

         28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of the main text (including Special Stipulations) of the Lease, which text shall control in the instance of conflict.

         29. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety, care and cleanliness of the Building, and for the preservation of good order therein. Such other Rules and Regulations shall be effective upon written notification of Tenant.

                                   EXHIBIT "E"

                              SPECIAL STIPULATIONS

         Special Stipulations to Office Lease, dated ___________, 2000 by and between DEERFIELD HOLDINGS, L.P., a Georgia limited partnership, as "Landlord," and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation, as "Tenant." In the event of any conflict between the terms and conditions of any of the following Special Stipulations and the terms and conditions of the main text of this Lease or of any of the other exhibits to this Lease, the terms and conditions of these Special Stipulations shall control. In addition to any other terms whose definitions are fixed and defined by these Special Stipulations, the terms used herein with the initial letter capitalized shall have the same meaning ascribed to them as set forth in the main text of this Lease or any of the other Exhibits. No inference or implication shall result from or interpretation be based upon the deletion or omission of words or material from the form on which this Lease appears or from a draft of this Lease, the words or material have been deleted or omitted being as though they were never in such form or draft.

         1. Temporary Premises. As an accommodation to Tenant, Landlord agrees to allow Tenant temporary use and occupancy of Suite 130 on the Lobby Level of the Building containing approximately 6,514 square feet of Rentable Area (hereinafter referred to as "Temporary Premises") from the date of this Lease through and expiring May 31, 2000. The Temporary Premises shall be so provided in its existing condition AS IS without requirement for improvement thereto by Landlord, and Tenant will be responsible for the installation of carpet, securing the space, distribution of necessary power and the installation of necessary lighting. Tenant's occupancy of the Temporary Premises shall be free from Base Rental and Additional Rental but shall otherwise be subject to and in accordance with all of the terms and conditions of this Lease. In the event Tenant does not take possession of the Premises, the lease of the Temporary Premises shall terminate on May 31, 2000.

         2. Signage. Tenant shall have the non-exclusive right to have Tenant's tradename installed by Landlord, at Tenant's expense, on the existing entryway sign located at near the entryway to the Building, subject to the following terms and conditions:

         (a) Tenant's sign shall be in the nature of an identification sign with the word "Integrated Information Systems, Inc." or other tradename used by Tenant or an affiliate of Tenant approved by Landlord in writing, and related corporate logo, all in the standard corporate logo style. Landlord reserves the right to review and approve the location, color, size, configuration, materials, workmanship and design of Tenant's identification sign.

         (b) Subject to satisfaction of the other provisions of this Special Stipulation, Landlord agrees to maintain such entryway sign at Landlord's expense (but such expense shall be deemed Operating Expenses for purposes of Sections 1.4 and 3.3 of the Lease).

         (c) The entryway sign may, at Landlord's option, include the names and/or logos of Landlord, the Building or other tenants in the Building from time to time.

         (d) No assignee or subtenant of Tenant shall succeed to Tenant's right to maintain its tradename on the entryway sign.

         (e) If Tenant and Tenant's affiliates collectively ever occupy less than 10,000 square feet of Rentable Area in the Building, then Landlord shall have the option, at its sole expense, to remove Tenant's tradename from the entryway sign. In any event, Tenant's rights under this Special Stipulation shall cease and terminate immediately upon the expiration or any earlier termination of this Lease.

         (f) All design costs incurred with respect to Tenant's initial identification sign, if any, installed by or on behalf of Tenant pursuant to this Special Stipulation on the entryway sign shall be Tenant's expense. All such costs with respect to any replacement of such initial identification sign shall also be Tenant's obligation. All costs for which Tenant is responsible shall be paid by Tenant to Landlord, in full, within thirty (30) days of Tenant's receipt of an invoice from Landlord.

         3. Extension Option. Landlord grants to Tenant two (2) options to extend the Lease Term upon and subject to the following terms and conditions:

         (a) The period of extension for the first option shall be five (5) years, commencing at 6:01 p.m. Atlanta, Georgia time on the date specified in the Lease Summary as the Expiration Date and ending at 6:00 p.m. Atlanta, Georgia time on the fifth (5th) anniversary of the Expiration Date (such option being hereinafter referred to as the "First Extension Option" and its period hereinafter referred to as the "First Extension Period"), and the period of extension for the second option shall be five (5) years, commencing at 6:01 p.m. Atlanta, Georgia time on the last day of the First Extension Period and ending at 6:00 p.m. Atlanta, Georgia time on the tenth (10th) anniversary of the Expiration Date (such option being hereinafter referred to as the "Second Extension Option" and its period hereinafter referred to as the "Second Extension Period") (the First Extension Option and Second Extension Option are sometimes hereinafter referred to, collectively, as the "Extension Options" and, individually, as an "Extension Option"; and the First Extension Period and Second Extension Period are sometimes hereinafter referred to, collectively, as the "Extension Periods" and, individually, as an "Extension Period").

         (b) Tenant must exercise the First Extension Option by written notice to Landlord given at least nine (9) months but not more than twelve
         (12) months before the Expiration Date (the "First Extension Notice"). Tenant must exercise the Second Extension Option by written notice given at least nine (9) months but not more than twelve (12) months before the end of the First Extension Period (the "Second Extension Notice"). If Tenant fails to give timely notice of its exercise of the First Extension Option, both the First Extension Option and the Second Extension Option shall lapse unexercised. If Tenant fails to give timely notice of its exercise of the Second Extension Option, the Second Extension Option shall lapse unexercised.

         (c) Each Extension Option shall be applicable to the entire Premises, as it may have been expanded or contracted from time to time pursuant to the terms of this Lease.

         (d) The terms and conditions of this Lease, as it may have been amended from time to time, shall remain in full force and effect during each Extension Period, except that (i) annual Base Rental per square foot of Rentable Area of the Premises shall be adjusted at the commencement of the First Extension Period to the rate agreed upon between Landlord and Tenant as provided below; (ii) annual Base Rental per square foot of Rentable Area of the Premises shall be further adjusted at the commencement of the Second Extension Period to the rate agreed upon between Landlord and Tenant as provided below; and (iii) Tenant shall have one less Extension Option than it had prior to the commencement of each such Extension Period. Landlord and Tenant expressly acknowledge and agree, without limiting the generality of the foregoing, that Tenant shall not be entitled to any further Landlord's Allowance for Tenant Improvement Costs with respect to the Premises for any Extension Period.

         (e) If Tenant duly and timely delivers to Landlord the First Extension Notice or the Second Extension Notice (provided this Lease is in effect at such time) within the time periods designated in this Special Stipulation, then Landlord and Tenant shall negotiate in good faith the Base Rental for the Premises, and any expansions thereto, during the First Extension Period and Second Extension Period, respectively. If Landlord and Tenant have not executed a written amendment to this Lease setting forth the Base Rental for the Premises during the First Extension Period within thirty (30) days after Landlord's receipt of the First Extension Notice, then (i) the First Extension Notice shall be null and void and of no further force or effect, (ii) neither Landlord nor Tenant shall have any further duty to continue such negotiations nor any further liability to the other with respect to the negotiations pursuant to the First Extension Notice, and (iii) Tenant shall have no further rights to extend the term of this Lease beyond the original Expiration Date. If Landlord and Tenant have entered into a written amendment to this Lease for the First Extension Period but have not executed a written amendment to this Lease setting forth the Base Rental for the Premises during the Second Extension Period within thirty (30) days after Landlord's receipt of the Second Extension Notice, then (i) the Second Extension Notice shall be null and void and of no further force or effect, (ii) neither Landlord nor Tenant shall have any further duty to continue such negotiations nor any further liability to the other with respect to the negotiations pursuant to the Second Extension Notice, and (iii) Tenant shall have no further rights to extend the term of this Lease beyond the First Extension Period. If Landlord and Tenant reach agreement on the Base Rental rate for the applicable Extension Period, Landlord and Tenant agree to enter into an amendment to this Lease to document the exercise of the subject Extension Option within ten (10) days after reaching such agreement.

         (f) Notwithstanding anything in this Special Stipulation to the contrary, Tenant shall have no right to exercise either of the Extension Options under this Special Stipulation, nor shall Landlord have any obligation to enter into a lease for either of the Extension Periods with Tenant, at any time during which either (i) a Default exists with respect to Tenant under this Lease, or (ii) this Lease is not in full force and effect, or (iii) Tenant has assigned this Lease or has entered into a sublease with respect to all or any portion of the Premises.


         4. Letter of Credit. In consideration of Landlord entering into this Lease and other financial investments and concessions made by Landlord pursuant to this Lease, Tenant hereby agrees as follows:

         (a) Within five (5) days after the date of this Lease, Tenant shall deliver to Landlord, as additional security for the obligations of Tenant under the Lease, an unconditional, assignable and irrevocable letter of credit issued by an Atlanta, Georgia bank reasonably acceptable to Landlord ("Issuer"), in favor of Landlord, in the amount of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) (a "Letter of Credit") in form and substance reasonably satisfactory to Landlord. The term of the original Letter of Credit required under this Special Stipulation shall commence as of or prior to the date of delivery to Landlord and shall expire no earlier than April 1, 2000. The expiration date of the Letter of Credit shall be clearly stated on its face by month, day and year. The Letter of Credit shall be payable by sight draft in the office of Issuer, or any of Issuer's correspondent banks wherever located, when accompanied by either (i) a statement signed by an authorized representative of Landlord certifying that Tenant is in default under this Lease, and that Landlord has the right to receive the amount of the requested draw pursuant to the provisions of this Special Stipulation, or (ii) a statement signed by Landlord that Tenant has filed a petition in bankruptcy or that an involuntary petition in bankruptcy has been filed against Tenant. The

         Letter of Credit shall permit partial and multiple draws up to the full amount thereof and shall be unconditional.

         (b) The Letter of Credit shall be replaced annually during each calendar year of the Term with a new letter of credit issued by the Issuer obtained by Tenant at Tenant's cost and delivered to Landlord on or before the date which is thirty (30) days prior to the date on which it would otherwise expire, with each such replacement (a "Renewal Letter of Credit"; each "Renewal Letter of Credit" shall also be deemed a "Letter of Credit" for purposes of this Special Stipulation) to be effective for an additional period commencing immediately upon the expiration of the Letter of Credit which it is replacing and expiring on the next succeeding April 1. Except for the term thereof, each Renewal Letter of Credit shall be identical in form and content to the original Letter of Credit. If the original Letter of Credit provides by its terms for automatic renewal absent notice to the contrary to Landlord from the Issuer, then at least thirty (30) days prior to the date such Letter of Credit would have expired in the absence of such renewal, Tenant shall provide Landlord with written notice to Landlord from the Issuer, confirming such renewal. If Tenant fails to deliver the notice called for in the immediately preceding sentence or any Renewal Letter of Credit to Landlord on or before the deadline for such delivery, then a Default shall be deemed to have occurred with respect to Tenant under this Lease, without the benefit of any further notice or right to cure (notwithstanding anything in Section 8.1 to the contrary), and Landlord shall be entitled to draw immediately the full amount of the Letter of Credit, without notice to Tenant, and otherwise to exercise any one or more of its rights and remedies under this Lease or otherwise available at law or in equity as a result of such Default.

         (c) If a Default has occurred with respect to Tenant, Landlord may draw upon any Letter of Credit on one or more occasions. Thereafter, Landlord shall be entitled to use, apply and retain the proceeds of such draw or draws on a Letter of Credit for the payment of any one or more of the following: (i) any Base Rental, Additional Rental or other sums of money that Tenant may not have paid when due, (ii) reimbursement to Landlord of any sum expended or advanced by Landlord to Tenant or on Tenant's behalf in accordance with the provisions of this Lease, including, without limitation, Landlord's Allowance for Tenant Improvement Costs and brokerage commissions, and (iii) reimbursement to Landlord of any sum which Landlord may expend or be required to expend by reason of such Default, including, without limitation, any damage or deficiency incurred by Landlord as a result of the reletting of the Premises (as provided in this Lease). The use, application or retention of the proceeds of such draw or draws on the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from making any further draws upon any Letter of Credit or from exercising any other right or remedy available to Landlord under the Lease or applicable law (it being intended that Landlord shall not first be required to proceed to draw upon any Letter of Credit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled, provided that if the proceeds of the Letter of Credit are applied by Landlord as provided above, the amount of the proceeds so applied shall reduce the damages otherwise recoverable by Landlord on account of any such Default with respect to Tenant.

         (d) Tenant waives any right to require that resort be had to any security deposit or any commitment deposit or credit on any books of Landlord in favor of Tenant or any other person, or that Landlord pursue any other remedy or remedies, prior to Landlord's pursuing any draw under any Letter of Credit. In the event of a Default under this Lease, Landlord shall have the right to enforce its rights, powers and remedies hereunder or under any other instrument now or hereafter evidencing, securing or otherwise relating to the transactions contemplated by the Lease, or with respect to the Letter of Credit, in any order and on one or more occasions, and all rights, powers and remedies available to Landlord in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity, and no exercise by Landlord of any such rights, powers or remedies shall constitute an election of remedies by Landlord or shall preclude the subsequent exercise by Landlord of any of the other rights, powers and remedies available to Landlord. For avoidance of doubt, Landlord's right to draw upon any Letter of Credit shall survive any termination of this Lease.

         (e) If Landlord makes any draw upon any Letter or Credit, Tenant shall restore the Letter of Credit to the original amount thereof within five
         (5) days after Tenant receives notice of such draw. Any failure by Tenant to do so by such deadline shall constitute a Default by Tenant under this Lease, without the necessity of any notice from Landlord and without any grace on cure rights (notwithstanding anything in Section
         8.1 to the contrary).

         (f) If Landlord draws upon the Letter of Credit, the proceeds thereof shall be the exclusive property of Landlord, and Tenant shall have no interest whatsoever therein, but such proceeds shall be applied in reduction of Tenant's obligations under this Lease and payment of Landlord's damages, if any, as a result of Tenant's Default hereunder; and if any proceeds of the Letter of Credit remain after all of Tenant's obligations under this Lease and all of Landlord's damages have been paid in full, such residual proceeds shall be promptly refunded to Tenant, which obligation to refund shall survive any termination of this Lease.

         (g) Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign its rights with respect to the Letter of Credit subject to Landlord's obligations with respect to the same. Upon written acknowledgment of such transferee's or mortgagee's acceptance of such rights and assumption of Landlord's obligations with respect to any Letter of Credit, Tenant shall look solely to such transferee or mortgagee with respect to any Letter of Credit, and Landlord shall thereby be released by Tenant from all liability or obligation with respect to any Letter of Credit, or the proceeds thereof.

         (h) If Tenant fails to deliver the original Letter of Credit to Landlord on or before the fifth (5th) day after the date of this Lease, then a Default shall be deemed to have occurred with respect to Tenant under this Lease, without the benefit of any further notice or right to cure (notwithstanding anything in Section 8.1 to the contrary) and Landlord shall be entitled to terminate this Lease at any time after the aforesaid Letter of Credit delivery deadline, by written notice to Tenant, and otherwise to exercise any one or more of its rights and remedies under this Lease or otherwise available at law or in equity as a result of such Default.

         (i) The maximum amount of the Letter of Credit on which Landlord will be entitled to draw shall be reduced monthly, with each timely payment by Tenant of a full monthly installment of Base Rental under this Lease, by the amount which the principal of a loan equal to the original face amount of the Letter of Credit ($150,000.00) funded in full on the Commencement Date would be amortized and repaid, as of the date of each such monthly installment, together with accrued but unpaid interest at the rate of ten percent (10%) per annum, in sixty (60) equal monthly installments of principal and interest in the amount of $3,160.72, assuming timely installment payments of principal and interest but without prepayment, commencing on the first day of the first calendar month beginning on or after the Commencement Date and continuing on the first day of each of the succeeding fifty-nine (59) calendar months.

         5. Supplemental Tenant Improvement Allowance. Upon request from Tenant prior to the commencement of the Lease Term, and provided no Default has occurred, Landlord shall provide Tenant with a supplemental tenant improvement allowance (hereinafter referred to as the "Supplemental Tenant Improvement Allowance") in an amount up to SEVEN AND NO/100 DOLLARS ($7.00) per square foot of Rentable Area of the Premises. The Supplemental Tenant Improvement Allowance shall be advanced by Landlord to pay actual Tenant Improvement Costs in the same manner, and subject to the same conditions, as provided for the payment or application of the Landlord's Allowance for Tenant Improvement Costs in the Tenant Improvement Agreement. Landlord shall advance such Supplemental Tenant Improvement Allowance (or such amount thereof so requested) within thirty (30) days after receipt of Tenant's request therefor; any amount not so requested prior to the commencement of the Lease Term shall be retained by Landlord. Notwithstanding the foregoing, Landlord may, at its option (without obligation), advance all or a portion of the Supplemental Tenant Improvement Allowance to pay any amounts that are Tenant's obligation under the Tenant Improvement Agreement. If Tenant requests and receives, or Landlord otherwise advances, all or any portion of the Supplemental Tenant Improvement Allowance, monthly installments of Base Rental payable pursuant to Section 3.1 of this Lease shall be increased by Twenty-One and 54/100 Dollars ($21.54) for each $1,000 of the Supplemental tenant Improvement Allowance advanced (or a proportionate amount of such Base Rental increase for each proportionate amount of 1,000 of the Supplemental Tenant Improvement Allowance advanced), commencing on the Commencement Date and on the first day of each of the succeeding fifty-nine (59) calendar months. Upon request of either party, Landlord and Tenant agree to enter into an amendment and restatement of this Lease to reflect such increase in Base Rental hereunder and the increase in Landlord's Allowance for Tenant Improvement Costs as a result of the funding of all or a portion of the Supplemental Tenant Improvement Allowance.

         6. Right of First Refusal. Landlord hereby grants Tenant a right of first refusal (the "First Refusal Right") to lease additional space in accordance with the following:

         (a) The space that is subject to such First Refusal Right shall be space located on the Lobby level of the Building consisting of approximately 5,268 square feet of Usable Area (6,098 square feet of Rentable Area) and more particularly depicted on Attachment "A-1" hereto (the "First Refusal Space").

         (b) Except as otherwise provided in this Special Stipulation, if Landlord makes or receives a bona fide written proposal to lease any portion of the First Refusal Space to or from any prospective tenant, Landlord shall notify Tenant in writing (such notice being hereafter called the "Offer Notice") prior to entering into a Lease with respect to all or any portion of such space. Such Offer Notice shall specifically describe the portion of the First Refusal Space being offered, as well as the date of its prospective availability. The Offer Notice shall also constitute an offer by Landlord to lease the space described in the Offer Notice to Tenant in accordance with the terms of this Special Stipulation. Tenant shall have seven (7) business days after its receipt of such Offer Notice to accept such offer pursuant to this First Refusal Right and to lease all of such portion of the First Refusal Space described in the Offer Notice from Landlord in accordance with the terms of this Special Stipulation.

         (c) Acceptance by Tenant of the offer set forth in the Offer Notice shall be deemed effective only if such acceptance is given to Landlord in a written notice of acceptance (the "Acceptance Notice") specifically referring to the Offer Notice to which it relates, received by Landlord within the seven (7) business day period prescribed above for such acceptance. To be effective, such Acceptance Notice must accept the offer set forth in the subject Offer Notice with respect to all of the portion of the First Refusal Space described in such Offer Notice.

         (d) If Tenant duly and timely delivers to Landlord its Acceptance Notice within such seven (7) business day period in accordance with this Special Stipulation, then Landlord and Tenant, within thirty (30) days of Landlord's receipt of such Acceptance Notice, shall execute a written amendment to the Lease setting forth the terms and conditions of the lease of such portion of the First Refusal Space described in the Offer Notice. If Tenant does not duly and timely deliver to Landlord its Acceptance Notice within such seven (7) business day period in accordance with this Special Stipulation, then Tenant shall be deemed to have elected not to accept Landlord's offer set forth in the subject Offer Notice.

         (e) If Tenant exercises this First Refusal Right by duly and timely delivering its Acceptance Notice to Landlord, Landlord shall deliver each portion of the First Refusal Space to be leased by Tenant "as-is" and available for installation of Tenant Improvements within thirty
         (30) days after the date Landlord receives the Acceptance Notice. Tenant Improvements shall be designed and installed in accordance with the same procedures and conditions set forth in Exhibit "C" to this Lease, except that Landlord's Allowance for Tenant Improvement Costs per square foot of Rentable Area of the portion of the First Refusal Space to be leased by Tenant for both the design and the construction of tenant improvements to such space (it being acknowledged that there shall be no separate design allowance) shall be equal to the product of
         (x) $21.00 per square foot of Rentable Area of such portion of the First Refusal Space, times (y) a fraction, the numerator of which is the number of full calendar months, plus the fraction of any partial calendar months, remaining in the Lease Term, measured from the rent commencement date of the lease of such portion of the First Refusal Space leased by Tenant, and the denominator of which is 60.

         (f) Base Rental, Additional Rental and all other sums and charges imposed by the Lease shall commence to accrue with respect to each portion of the First Refusal Space to be leased by Tenant on the earlier of (i) the date which is ninety (90) days after the date of Tenant's Acceptance Notice, or (ii) the date on which Tenant occupies such space for the purpose of conducting business therefrom.

         (g) Subject to the other terms of this Special Stipulation, the portion of the First Refusal Space leased by Tenant pursuant to an Acceptance Notice shall become part of the Premises and shall be leased to Tenant pursuant to the terms and conditions of this Lease (including, without limitation, the same Base Rental rate per square foot of Rentable Area) as then and thereafter in effect from time to time with respect to the Premises, subject to revisions to such terms and conditions to conform such lease of the subject portion of the First Refusal Space to the specific terms of this Special Stipulation. Tenant's Percentage Share shall be increased to reflect the lease of the subject portion of the First Refusal Area, effective as of the rent commencement date for such space, all in accordance with Section 1.3 of this Lease.

         (h) If Tenant does not duly and timely deliver to Landlord its Acceptance Notice within the aforesaid seven (7) business day period in accordance with subparagraph (b) above, then Landlord shall be free to enter into any lease with any prospective tenant with respect to all or any part of that portion of the First Refusal Space that was the subject of such Offer Notice, plus additional space leased in conjunction therewith (including, without limitation, additional portions of the First Refusal Space, provided such additional portions of the First Refusal Space do not contain more than thirty percent (30%) of the square feet of Usable Area of the portion of the First Refusal Space that was offered to Tenant pursuant to the Offer Notice), all on such terms and conditions as Landlord, in its sole discretion, shall determine to be in Landlord's best interest. Tenant's rights under this Special Stipulation shall be subject and subordinate to the rights and options of the third party tenant under such lease, including, without limitation, any expansion, extension or renewal options, rights of negotiation, or rights of refusal set forth therein. Upon Landlord's execution of any such lease with a third party, Tenant's rights under this Special Stipulation with respect to the space leased shall terminate.

         (i) Notwithstanding anything in this Special Stipulation to the contrary, Tenant shall have no right to exercise the Right of First Refusal under this Special Stipulation, nor shall Landlord have any obligation to enter into a lease for any portion of the First Refusal Space with Tenant, at any time during which either (i) a Default exists with respect to Tenant under this Lease, or (ii) this Lease is not in full force and effect, or (iii) Tenant has assigned this Lease or has entered into a sublease with respect to all or any portion of the Premises.

         7. Additional Right to Lease. Landlord grants Tenant a right to lease additional space in a building not existing on the date of this Lease to be known as 200 Deerfield Point (the "200 Building") (the "Additional Lease Right") in accordance with the following:

         (a) The space that is subject to such First Refusal Right shall be space located on the Lobby level of the 200 Building consisting of approximately 10,000 square feet of Rentable Area and more particularly depicted on Attachment "A-2" hereto (the "200 Building First Refusal Space"). Tenant acknowledges that the floor plate for the 200 Building is schematic only and that Landlord shall have the right to redesign such floor plate and designate substantially equivalent space as the 200 Building First Refusal Space in terms of size and location after such redesign.

         (b) Except as otherwise provided in this Special Stipulation, if Landlord makes or receives a bona fide written proposal to lease any portion of the 200 Building First Refusal Space to or from any prospective tenant, Landlord shall notify Tenant in writing (such notice being hereafter called the "Offer Notice") prior to entering into a lease with respect to all or any portion of such space. Such Offer Notice shall specifically describe the portion of the 200 Building First Refusal Space being offered, as well as the date of its prospective availability. The Offer Notice shall also constitute an offer by Landlord to lease the space described in the Offer Notice to Tenant in accordance with the terms of this Special Stipulation. Tenant shall have seven (7) business days after its receipt of such Offer Notice to accept such offer pursuant to this Additional Lease Right and to lease all of such portion of the 200 Building First Refusal Space described in the Offer Notice from Landlord in accordance with the terms of this Special Stipulation.

         (c) Acceptance by Tenant of the offer set forth in the Landlord's Response Notice shall be deemed effective only if such acceptance is given to Landlord in a written notice of acceptance (the "Acceptance Notice") specifically referring to the Landlord's Offer Notice to which it relates, received by Landlord within the seven (7) business day period prescribed above for such acceptance. To be effective, such Acceptance Notice must accept the offer set forth in the subject Offer Notice with respect to all of the portion of the 200 Building First Refusal Space described in such Offer Notice, if such portion of the 200 Building First Refusal Space has 5,000 square feet or less of Rentable Area, or all or a portion of the subject portion of the 200 Building First Refusal Space, if the space so offered has more than 5,000 square feet of Rentable Area; provided, however any portion of the 200 Building First Refusal Space not leased by Tenant must be of a shape, size and location which Landlord, in Landlord's reasonable discretion, considers reasonably marketable.

         (d) If Tenant duly and timely delivers to Landlord its Acceptance Notice within such seven (7) business day period in accordance with this Special Stipulation, then Landlord and Tenant shall negotiate in good faith the terms and conditions of an amendment to lease with respect to the subject portion of the 200 Building First Refusal Space. If Landlord and Tenant have not executed a written amendment to lease for the subject portion of the 200 Building First Refusal Space within thirty (30) days after Landlord's receipt of the Acceptance Notice, then (i) Landlord's Offer Notice and the Acceptance Notice shall all be null and void and of no further force or effect, and (ii) neither Landlord nor Tenant shall have any further duty to continue such negotiations nor any further liability to the other with respect to the negotiations pursuant to the Acceptance Notice. Thereafter, Landlord shall be free to enter into any lease with any prospective tenant with respect to all or any part of that portion of the 200 Building First Refusal Space that was the subject of such Offer Notice, plus additional space leased in conjunction therewith (including, without limitation, additional portions of the 200 Building First Refusal Space, provided such additional portions of the 200 Building First Refusal Space do not contain more than thirty percent (30%) of the square feet of Usable Area of the portion of the 200 Building First Refusal Space that was offered to Tenant pursuant to the Offer Notice), all on such terms and conditions as Landlord, in its sole discretion, shall determine to be in Landlord's best interest. Tenant's rights under this Special Stipulation shall be subject and subordinate to the rights and options of the third party tenant under such lease, including, without limitation, any expansion, extension or renewal options, rights of negotiation, or rights of refusal set forth therein. Notwithstanding the foregoing, if Landlord has not entered into a lease with respect to all of the subject portion of the 200 Building First Refusal Space within two hundred ten (210) days after the date of Landlord's Offer Notice, then Tenant's rights with respect to the portion of the 200 Building First Refusal Space not leased shall be reactivated.

         (e) Tenant acknowledges that Landlord shall have no obligation to construct the 200 Building.

         (f) Notwithstanding anything in this Special Stipulation to the contrary, Tenant shall have no right to exercise the Additional Lease Right under this Special Stipulation, nor shall Landlord have any obligation to offer any space to Tenant or enter into a lease for any Additional Lease Space with Tenant pursuant hereto, at any time during which either (i) a Default exists with respect to Tenant under this Lease, or (ii) this Lease is not in full force and effect, or (iii) Tenant has assigned this Lease or has entered into a sublease with respect to all or any portion of the Premises.

8. Right of Tenant to Install Telecommunications Cable. If, at any time during the term of this Lease, Tenant leases space in the 200 Building by delivering to Landlord a fully executed lease or amendment to this Lease, then Tenant, after delivering at least fifteen (15) days prior written notice to Landlord, shall have the right, at Landlord's sole option, either: (i) to install telecommunications cable in the underground conduit that Landlord may have elected to construct between the 100 Building and the 200 Building ("Landlord's Conduit"), provided that Landlord shall not be obligated to construct the Landlord's Conduit, or (ii) if Landlord has not constructed Landlord's Conduit or Landlord does not permit Tenant's utilization of the Landlord's Conduit, to construct, at Tenant's sole cost and expense utilizing contractors reasonably approved by Landlord, one (1) underground conduit in a location approved by Landlord, in Landlord's sole discretion, linking the telecommunications system of the Premises to the premises leased by Tenant in the 200 Building ("Tenant's Conduit"). As a condition precedent to Tenant's right to construct the Tenant's Conduit, Tenant shall deliver the plans and specifications for the Tenant's Conduit to Landlord, for Landlord's approval, prior to the commencement of construction. Tenant's utilization of the Landlord's Conduit or construction and utilization of the Tenant's Conduit shall in no event be permitted to interfere with the use or operation of the 100 Building or the 200 Building by Landlord or Landlord's tenants or impair the structural integrity, systems or amenities of either of such buildings. Upon the expiration or early termination of this Lease or the instrument pursuant to which Tenant has leased space in the 200 Building, Tenant shall (i) remove Tenant's telecommunications cables from Landlord's Conduit or (ii) remove Tenant's Conduit, as the case may be, in accordance with the terms and conditions for the removal of Tenant's property set forth in Section 2.3 of this Lease and shall return the property to the condition existing prior to the installation of the Tenant's Conduit. If Tenant does not remove its telecommunications cable or the Tenant's Conduit in accordance with the immediately preceding sentence, then Landlord may (i) remove Tenant's telecommunications cables from Landlord's Conduit or (ii) remove Tenant's Conduit, as the case may be, and Tenant shall, immediately upon demand, reimburse Landlord for the cost of such removal plus the cost of restoring Landlord's property, the 100 Building or the 200 Building to their respective conditions prior to Tenant's use thereof. Tenant shall not assign, license or sublet its interest in either the Landlord's Conduit or Tenant's Conduit, as the case may be, such conduit being for the exclusive use and benefit of Tenant. Tenant shall not pay any fees in addition to Base Rent for the use of Landlord's Conduit or Tenant's Conduit.